Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re: XHIBIT CORP., et al.1 Debtors.	Proceedings Under Chapter 11 Jointly Administered Under: Case No. 2:15-bk-00679-BKM

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AMENDED DISCLOSURE STATEMENT FOR JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
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John A. Harris (#014459)
Robert P. Harris (#011523)
Lori L. Winkelman (#021400)
Jason D. Curry (#026511)
Quarles & Brady LLP
One Renaissance Square
Two North Central Avenue
Phoenix, Arizona 85004
Telephone: (602) 229-5200
Facsimile: (602) 229-5690
john.harris@quarles.com
robert.harris@quarles.com
lori.winkelman@quarles.com
jason.curry@quarles.com

Steven D. Jerome (#018420)
Snell & Wilmer L.L.P.
One Arizona Center
400 E. Van Buren
Phoenix, Arizona 85004
Telephone: (602) 382-6000
Facsimile: (602) 382-6070
sjerome@swlaw.com
-and-
Jeffrey L. Cohen
Seth Van Aalten
Cooley LLP
1114 Avenue of the Americas
New York, NY 10036
Telephone: (212) 479-6000
Facsimile: (212) 479-6275
jcohen@cooley.com
svanaalten@cooley.com

Counsel for the Debtors and Debtors in Possession	Counsel for the Official Committee of Unsecured Creditors

Dated:	June 22, 2015
Phoenix, Arizona

1The Debtors in these jointly administered cases are: SkyMall, LLC (Case No. 2:15-bk-00679-BKM); Xhibit Corp. (Case No. 2:15-bk-00680-BKM); Xhibit Interactive, LLC (Case No. 2:15-bk-00682-BKM); FlyReply Corp. (Case No. 2:15-bk-00684-BKM); SHC Parent Corp. (Case No. 2:15-bk-00685-BKM); SpyFire Interactive, LLC (Case No. 2:15-bk-00686-BKM); Stacked Digital, LLC (Case No. 2:15-bk-00687-BKM), and SkyMall Interests, LLC (Case No. 2:15-bk-00688-BKM).

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. ON JULY 27, 2015 (ARIZONA TIME), UNLESS THE DEBTORS AGREE TO EXTEND THE VOTING DEADLINE.  TO BE COUNTED, THE DEBTORS' COUNSEL MUST ACTUALLY RECEIVE YOUR BALLOT ON OR BEFORE THE VOTING DEADLINE.

THE DEBTORS AND THE CREDITORS’ COMMITTEE PROVIDE NO ASSURANCE THAT THE DISCLOSURE STATEMENT (AND THE EXHIBITS HERETO) THAT IS ULTIMATELY APPROVED IN THE CHAPTER 11 CASES (A) WILL CONTAIN ANY OF THE TERMS IN THIS CURRENT DOCUMENT OR (B) WILL NOT CONTAIN DIFFERENT, ADDITIONAL OR MATERIAL TERMS THAT DO NOT APPEAR IN THIS CURRENT DOCUMENT.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND ANY EXHIBITS ATTACHED HERETO IS HIGHLY SPECULATIVE, AND PERSONS SHOULD NOT RELY ON SUCH DOCUMENTS IN MAKING INVESTMENT DECISIONS WITH RESPECT TO (A) THE DEBTORS OR (B) ANY OTHER ENTITIES THAT MAY BE AFFECTED BY THE CHAPTER 11 CASES.

THE DEBTORS AND THE CREDITORS’ COMMITTEE ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR THE JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN.  YOU SHOULD NOT RELY UPON OR USE THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR ANY OTHER PURPOSE.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(B) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS.  THIS DISCLOSURE STATEMENT WAS NOT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT MAY CONTAIN “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  SUCH STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “ANTICIPATE,” “ESTIMATE” OR “CONTINUE” OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.  THE READER IS CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD-LOOKING STATEMENTS.  THE LIQUIDATION ANALYSIS, DISTRIBUTION PROJECTIONS AND OTHER INFORMATION CONTAINED HEREIN AND ATTACHED HERETO ARE ESTIMATES ONLY, AND THE TIMING AND AMOUNT OF ACTUAL DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED.  THEREFORE, ANY ANALYSES, ESTIMATES OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE.

NO LEGAL OR TAX ADVICE IS PROVIDED TO YOU BY THIS DISCLOSURE STATEMENT.  THE DEBTORS URGE EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN AND EACH OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY.  FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF DISCLOSURE CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE PLAN.

IT IS THE POSITION OF THE DEBTORS AND THE CREDITORS’ COMMITTEE THAT THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER.  RATHER, HOLDERS OF CLAIMS AND EQUITY INTERESTS AND OTHER ENTITIES SHOULD CONSTRUE THIS DISCLOSURE STATEMENT AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED OBJECTION TO A PARTICULAR CLAIM IS OR IS NOT, IDENTIFIED IN THE DISCLOSURE STATEMENT.  THE LIQUIDATING TRUSTEE MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.  THE PLAN RESERVES FOR THE LIQUIDATING TRUSTEE THE RIGHT TO BRING CAUSES OF ACTION AGAINST ANY ENTITY OR PARTY IN INTEREST EXCEPT THOSE SPECIFICALLY RELEASED.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN EVENTS IN THE DEBTORS’ CHAPTER 11 CASES AND CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.  ALTHOUGH THE DEBTORS AND THE CREDITORS’ COMMITTEE BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS.  IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES.  FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED.  THE DEBTORS AND THE CREDITORS’ COMMITTEE DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

THE DEBTORS’ MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT.  ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, NO ENTITY HAS AUDITED THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT.

THE DEBTORS AND THE CREDITORS’ COMMITTEE ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED.  ALTHOUGH THE DEBTORS AND THE CREDITORS’ COMMITTEE MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO.  HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DEBTORS AND THE CREDITORS’ COMMITTEE FILED THIS DISCLOSURE STATEMENT.  HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSIS OF THE TERMS OF THE PLAN, INCLUDING, WITHOUT LIMITATION, ANY RISK FACTORS CITED HEREIN, IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

THE DEBTORS AND THE CREDITORS’ COMMITTEE HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT.  THE DEBTORS AND THE CREDITORS’ COMMITTEE HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL HEREIN.

I.	INTRODUCTION

This is the disclosure statement (the “Disclosure Statement”) of Xhibit Corp. and its affiliated debtors and debtors in possession (collectively, the “Debtors”) and the Creditors’ Committee in the above-captioned chapter 11 cases, pending before the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”), filed in connection with the Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code, dated June 22, 2015 (the “Plan”), a copy of which is attached to this Disclosure Statement as Exhibit A.

In determining whether the Plan should be confirmed, the Bankruptcy Court will consider whether the Plan satisfies the requirements of the Bankruptcy Code.  The Bankruptcy Court also will receive and consider a ballot report prepared by the Debtors, concerning the votes for acceptance or rejection of the Plan by parties entitled to vote.  Only holders of Allowed Claims in Classes that are impaired under the Plan will be allowed to vote to accept or reject the Plan.

THIS DISCLOSURE STATEMENT IS NOT THE PLAN.  THIS DISCLOSURE STATEMENT, TOGETHER WITH THE PLAN, WHICH IS ATTACHED AS EXHIBIT A, SHOULD BE READ COMPLETELY.  FOR THE CONVENIENCE OF CREDITORS AND INTEREST HOLDERS, THE PLAN IS SUMMARIZED IN THIS DISCLOSURE STATEMENT, BUT ALL SUMMARIES AND OTHER STATEMENTS REGARDING THE PLAN ARE QUALIFIED IN THEIR ENTIRETY BY THE PLAN ITSELF, WHICH IS CONTROLLING IN THE EVENT OF ANY INCONSISTENCY.

The Bankruptcy Court will hold a hearing on confirmation of the Plan on August 5, 2015, commencing at 10:00 a.m. (Arizona time), at the United States Bankruptcy Court, 230 N. First Avenue, Phoenix, Arizona 85003, Courtroom 701 (the "Confirmation Hearing") and continuing thereafter until conclusion of the Confirmation Hearing.  The Confirmation Hearing may be adjourned from time to time without further written notice.

Information contained in this Disclosure Statement was obtained from knowledgeable personnel at, or working with, the Debtors or from the books and records of the Debtors.  Financial information developed for purposes of this Disclosure Statement was developed by personnel working with the Debtors' professionals.  Certain materials contained in this Disclosure Statement are taken directly from other, readily accessible documents or are digests of other documents.  While every effort has been made to retain the meaning of such documents, you are urged to rely upon the contents of such documents only after a thorough review of the documents themselves.

THIS IS A SOLICITATION BY THE DEBTORS AND THE CREDITORS COMMITTEE ONLY AND IT IS NOT A SOLICITATION BY ANY OF THE ATTORNEYS OR OTHER PROFESSIONALS EMPLOYED BY THE DEBTORS OR THE CREDITORS' COMMITTEE.  THE REPRESENTATIONS MADE HEREIN ARE THOSE OF THE DEBTORS AND NOT OF THE DEBTORS' ATTORNEYS OR ANY OTHER PROFESSIONAL.

APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE CERTIFICATION BY THE COURT THAT THIS DISCLOSURE STATEMENT IS WITHOUT INACCURACY.

A.	Voting and Confirmation Procedures.

By this Disclosure Statement, upon approval by the Bankruptcy Court, the Debtors and the Creditors' Committee are soliciting acceptances of the Plan from holders of Claims in Classes entitled to vote on the Plan.  After carefully reviewing this Disclosure Statement and the Plan, each holder of a Claim in a Class entitled to vote should do so by completing the enclosed ballot.  Ballots accepting or rejecting the Plan must be submitted by the voting deadline described below.  The Bankruptcy Court will then conduct a hearing to determine whether or not to approve the Plan.  The Plan includes the Classes of Claims and Equity Interests described below.

The Plan's treatment of a Class will either "impair" the Claims or Equity Interests in that Class or leave them "unimpaired."  Holders of Claims in Classes that are impaired under the Plan may vote to either accept or reject the Plan.  If you are the Holder of such a Claim, it is important that you vote.

In order to confirm the Plan, at least one Class of Claims impaired by the Plan must vote to accept the Plan (not including the Claims of insiders).  In order for a Class of Claims to vote to accept the Plan, votes representing at least two-thirds (2/3) in amount of the Claims in that Class that vote and more than one-half (1/2) in number of the Claims in that Class that vote must be cast in favor of accepting the Plan.  As more fully described below, the Debtors and the Creditors' Committee are seeking acceptances from holders of Allowed Claims in Class 3 (General Unsecured Claims).

The specific treatment of each Class under the Plan is set forth in the Plan and is summarized below in this Disclosure Statement.

Bankruptcy Code §1129(b) provides that, if the Plan is rejected by one or more impaired Classes of Claims or Equity Interests, the Plan nevertheless may be confirmed by the Bankruptcy Court, if: (i) the Bankruptcy Court determines that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class(es) of Claims and Equity Interests; and (ii) at least one Class of Impaired Claims has voted to accept the Plan (not including the Claims of insiders).

Unless otherwise expressly stated, portions of this Disclosure Statement describing the Debtors have not been subject to a certified audit, but have been prepared from information compiled by the Debtors from records maintained in the ordinary course of business.

A. Definitions and Exhibits

1. Definitions

Unless otherwise defined herein, capitalized terms used in this Disclosure Statement shall have the meanings ascribed to such terms in the Plan.  In addition, unless otherwise stated, terms used in this Disclosure Statement will have the same meanings as in the Bankruptcy Code and/or the Federal Rules of Bankruptcy Procedure.  Terms defined in this Disclosure Statement which are also defined in the Plan are solely for convenience.  The Debtors do not intend to change the definitions of those terms from the Plan or from the otherwise applicable sources.

2. Exhibits

All exhibits to this Disclosure Statement are incorporated as if fully set forth herein and are a part of this Disclosure Statement.

B. Notice to Creditors

1. Purpose of Disclosure Statement

The purpose of this Disclosure Statement is to set forth information that (i) summarizes the Plan and alternatives to the Plan, (ii) advises holders of Claims and Equity Interests of their rights under the Plan, (iii) assists holders of Claims entitled to vote in making informed decisions as to whether they should vote to accept or reject the Plan, and (iv) assists the Bankruptcy Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed.

By order dated June 24, 2015, the Bankruptcy Court approved this Disclosure Statement, finding that it contains “adequate information” as that term is used in Section 1125(a)(1) of the Bankruptcy Code.  However, the Bankruptcy Court has not passed on the merits of the Plan.  Creditors should carefully read the Disclosure Statement, in its entirety, before voting on the Plan.

IT IS THE OPINION OF THE DEBTORS AND THE CREDITORS’ COMMITTEE THAT CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES AND CREDITORS.  THEREFORE, THE DEBTORS AND THE CREDITORS’ COMMITTEE RECOMMEND THAT CREDITORS VOTE TO APPROVE THE PLAN.

PLEASE READ THE DISCLOSURE STATEMENT, INCLUDING THE PLAN, IN ITS ENTIRETY.  A COPY OF THE PLAN IS ATTACHED AS EXHIBIT A.  THE DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN FOR THE CONVENIENCE OF CREDITORS AND EQUITY INTEREST HOLDERS, BUT THE PLAN ITSELF QUALIFIES ALL SUCH SUMMARIES.  ACCORDINGLY, IF THERE IS ANY INCONSISTENCY BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN SHALL CONTROL.

C. Disclosure Statement Enclosures

Accompanying the Disclosure Statement are the following enclosures:

1. Disclosure Statement Approval Order

A copy of the order of the Bankruptcy Court approving the Disclosure Statement and, among other things, establishing procedures for voting on the Plan and scheduling the hearing to consider, and the deadline for objecting to, confirmation of the Plan (the “Disclosure Statement Order”).

2. Notice of Confirmation Hearing

A copy of the notice of the deadline for submitting ballots to accept or reject the Plan and, among other things, the date, time and place of the Confirmation Hearing and the deadline for filing objections to confirmation of the Plan (the “Confirmation Hearing Notice”).

3. Ballots

One or more ballots (and return envelopes) for voting to accept or reject the Plan, unless you are not entitled to vote to accept or reject the Plan and are deemed to reject the Plan, and therefore, are not entitled to vote.  See Article III below for an explanation of which parties in interest are entitled to vote.

D. Inquiries

If you have any questions about the packet of materials that you have received, please contact (i) Debtors’ counsel, Quarles & Brady LLP, One Renaissance Square, Two North Central Avenue, 602-229-5200, Phoenix, AZ 85004-2391, Attn: Jason Curry during normal business hour or Creditors’ Committee’ counsel, Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036, Attn: Seth Van Aalten, Esq.

II.	OVERVIEW OF DEBTORS’ OPERATIONS AND CHAPTER 11 CASES

A. Debtors’ Prepetition Business Operations

1. Business

SkyMall, LLC (“SkyMall” and, together with SkyMall Interests, LLC, and SHC Parent Corp., the “SkyMall Companies”) had developed a retail business as a multichannel, direct marketer offering a wide array of merchandise from numerous direct marketers and manufacturers through the SkyMall catalog and its website, SkyMall.com.  SkyMall’s retail operations were conducted through two primary channels, (a) the SkyMall in-flight shopping catalog carried in the seat-back pocket on the aircraft of large U.S.-based airlines, and (b) direct mail catalogs and SkyMall.com.  SkyMall did not maintain substantial amounts of product inventory, but instead principally served as a distribution channel for manufacturers, distributors and other product aggregators that wanted to reach SkyMall’s large audience.  The SkyMall business, excluding SkyMall Ventures, LLC (“Ventures”), generated revenue of approximately $33.7 million in 2013 and $15.8 million for the nine months ended September 28, 2014.  Prior to January 16, 2015, SkyMall employed approximately 150 employees, 148 of which were based at SkyMall’s headquarters and office and operations complex in Phoenix, Arizona and two of whom were buyers who worked from their home offices in Chicago, Illinois.

Xhibit Corp. (“Xhibit”), formerly known as NB Manufacturing, Inc., is a publicly traded company incorporated on September 19, 2001.  Xhibit is the direct or indirect parent company of each of the Debtors.  On May 16, 2013, Xhibit acquired the SkyMall Companies by entering into an Agreement and Plan of Merger (the “Merger”), among Xhibit, Project SMI Corp., a Delaware corporation and then a wholly-owned subsidiary of Xhibit, SHC Parent Corp. (“SHC”), and TNC Group, Inc., an Arizona corporation and “Stockholder Representative” for the SHC stockholders.  Pursuant to the terms of the Merger Agreement, on May 16, 2013, SMI Merger Sub merged with and into SHC, with SHC surviving the merger as a wholly-owned subsidiary of Xhibit.  SHC was and is the parent company of SkyMall.

The other Xhibit subsidiaries had operated various online and e-commerce related advertising, lead generation, and marketing networks which were designed to support advertising campaigns and programs for a broad base of advertisers and advertising agency customers.  These businesses were not successful, and between June 2013 and June 2014, Xhibit terminated or suspended the business operations of all of its subsidiary companies other than the SkyMall Companies.  As of the Petition Date, none of the Xhibit subsidiaries other than the SkyMall Companies had any employees, and none were conducting business operations,.

Ventures was a wholly-owned subsidiary of SkyMall, and operated a loyalty business as a provider of merchandise, gift cards and rewards programs for program members in various corporate and other loyalty programs throughout the United States.  On September 8, 2014, SkyMall sold 100% of the outstanding membership interests of Ventures (the “Ventures Sale”) to Connexions Loyalty, Inc. (“Connexions”), pursuant to a Membership Interest Purchase Agreement dated as of the same date (the “MIPA”).  In connection with the Ventures Sale, SkyMall also entered into a Transition Services Agreement with Connexions, dated September 8, 2014 (the “TSA”), pursuant to which SkyMall agreed to provide a broad range of services to Connexions for up to 18 months to support Connexions’ operation of the acquired Ventures business (the “TSA Support Operations”).  The services provided by SkyMall under the TSA included gift card fulfillment, contact center support, telecommunications, information technology, marketing and catalog creation, facilities and accounting and finance.

B. Secured Debt

Other than about $1.52 million held in escrow under the MIPA, which the Debtors assert secure potential indemnity claims of Connexions, certain security deposits that have been provided by SkyMall to various parties, and certain specific equipment, the Debtors’ assets were not subject to valid security interests or liens as of the Petition Date.  Connexions asserts that the funds held in escrow are not property of the Debtors' estates.

C. Unsecured Debt

The Debtors estimate that, as of the Petition Date, they owed unsecured debt totaling more than $15.5 million, comprised of the claims of suppliers, vendors, contract parties, employees and others.

D. Equity Interests

1. Xhibit Common Stock

The common stock of Xhibit was publicly traded prior to the Petition Date.  As of the Petition Date, approximately 108,232,000 shares of common stock were outstanding.

The last periodic report filed with the SEC by Xhibit was its Form 10-Q for the third quarter ended September 28, 2014.  To date, Xhibit has continued to file reports on Form 8-K, including in respect of the events leading up to and including the bankruptcy filings and the subsequent court-administered sale of substantially all of  SkyMall's operating assets in early April 2015 (discussed below).

2. Subsidiary Debtor Equity Interests

Xhibit is the direct or indirect parent company of each of the other Debtors.

3. Events Leading to the Debtors’ Chapter 11 Filing

In the years prior to the Petition Date, SkyMall’s business operations faced increasing pressure.  Many factors contributed to the financial and operational difficulties confronting SkyMall, including the following:

●
The direct marketing retail industry is crowded, rapidly evolving and intensely competitive.  Because SkyMall historically did not narrowly tailor its product offerings, SkyMall faced well-established competitors in every market vertical, as well as competition from significant, broad-based e-commerce providers, such as Amazon.com and eBay.com.  Barriers to entry to the market were minimal, and current and new competitors could launch new websites quickly and at a relatively low cost.  Many of SkyMall’s competitors had greater, or vastly greater, resources, longer histories, more customers, and higher brand recognition.  These competitors often secured better terms from vendors, adopted more aggressive pricing, and devoted more resources to technology, infrastructure, fulfillment and marketing.

●
Historically, the SkyMall catalog was the sole in-flight option for potential purchasers of products to review while traveling.  With the increased use of electronic devices on planes, fewer people browsed the SkyMall in-flight catalog.  The substantial increase in the number of air carriers which provide internet access, and the U.S. Federal Aviation Administration’s recent decision to allow the use of electronic devices during take-off and landing, resulted in additional competition from e-commerce retailers and additional competition for the attention of passengers, all of which further negatively impacted SkyMall’s catalog sales.  These technology changes, and the costs incurred by airlines in carrying printed SkyMall catalogs, also made the traditional in-flight SkyMall catalog increasingly unattractive to the airlines.  On August 29, 2014, Delta Air Lines, Inc. terminated its contract with SkyMall effective November 30, 2014, and on December 10, 2014, Southwest Airlines Co. notified SkyMall that it would no longer carry the SkyMall catalog effective April 1, 2015.

●
Demand for products offered in SkyMall’s catalog was generally highly sensitive to price.  SkyMall’s pricing strategies had a significant impact on its net sales and net income.  SkyMall often offered discounted prices as a means of attracting customers and encouraging repeat purchases.  Such offers and discounts reduced SkyMall’s margins and operating income.

●
A substantial portion of the products and services SkyMall offered are products or services that consumers may have viewed as discretionary items rather than necessities.  The difficult macro-economic conditions, particularly high levels of unemployment, curtailed SkyMall customers’ ability to obtain consumer credit, impacted sales.

●
SkyMall depended on various third-party vendors to supply products.  As a result of, among other things, Xhibit financial statements filed with the SEC, an increasing number of SkyMall vendors reduced SkyMall’s credit limits and/or refused to ship product without prepayment of the merchandise cost.  These factors negatively impacted sales and increased SkyMall’s need for working capital.

In light of the changing business environment and increasing business difficulties it confronted, SkyMall determined that its traditional in-flight catalog model was no longer viable or sustainable.  Accordingly, beginning in early 2014, SkyMall attempted to implement a strategy to reduce its dependence on its in-flight catalog business and to reposition SkyMall as a direct retailer in the e-commerce space.  It is unknown whether full implementation of this strategy would have been successful as SkyMall was unable to implement its new business strategy because of the operational and liquidity challenges discussed below.

In the years preceding the Petition Date, SkyMall incurred substantial operating losses and faced liquidity issues.  In the latter part of 2014, SkyMall faced increasing difficulties staying current on payments owed to airlines, vendors and other suppliers, further impairing its ability to continue operations.  By the end of December 2014, SkyMall confronted a severe liquidity crisis and faced the possibility that it would not be able to continue to pay employees, or otherwise sustain operations with its remaining cash reserves, absent access to additional working capital.  SkyMall attempted throughout the fourth quarter of 2014 to obtain additional operating capital.  SkyMall explored various financing alternatives for both near-term and for longer term financing, including asset-based loans, nontraditional debt financing, and the issuance of new equity or equity-linked debt instruments.  SkyMall was unable to attract the necessary working capital on terms or in amounts sufficient to meaningfully address its liquidity needs.

On January 9, 2015, the Debtors retained the investment banking firm of CohnReznick Capital Market Securities, LLC (“CRCMS”) to explore and pursue a possible sale or other strategic options for the Debtors.  SkyMall scaled down its business operations and maintained itself as a going concern during the contemplated sale process.  On January 16, 2015, SkyMall suspended its retail catalog business operations, and laid-off 47 of its employees, the majority of whom were employed in SkyMall’s call center.  In conjunction with these efforts, and to maintain stability in the TSA Support Operations while permanent transition of such operations was pursued, the Debtors and Connexions agreed, among other things, that: (i) an aggregate of $280,000 of the funds held in escrow pursuant to the MIPA would be released to SkyMall; (ii) SkyMall would not lay-off or terminate employment of certain of the TSA Support Operations employees before February 13, 2015 without the consent of Connexions; and (iii) with regard to six IT employees who supported both the TSA Support Operations and SkyMall’s other operations, Connexions would have the opportunity to offer employment to these persons and, to the extent the employment offers were accepted, to hire such persons, after which Connexions would make them available to perform certain continuing services for SkyMall at an agreed hourly rate.  Before the Petition Date, the six IT Employees accepted Connexions’ offer of employment.

The Debtors filed the Chapter 11 Cases in an effort to preserve their assets to the greatest extent possible while the Debtors sought to achieve a sale of their assets and complete an orderly wind-down of their affairs.  CRCMS believed that SkyMall’s assets were likely to be substantially more valuable if they could be marketed and sold as a going concern.  Accordingly, the Debtors sustained their scaled-down business operations as a going concern during the contemplated sale process.

E. The Chapter 11 Cases

1. Commencement of Chapter 11 Cases

On the Petition Date, January 22, 2015, each of the Debtors filed a petition for relief under chapter 11 of the Bankruptcy Code.  The Debtors retained the law firm of Quarles & Brady LLP as their counsel.  Additionally, the Debtors retained CRCMS as their investment banker.

2. Appointment of the Creditors’ Committee and the Equity Committee

a. The Creditors’ Committee

On February 5, 2015, the U.S. Trustee appointed the Creditors’ Committee, consisting of the following seven members: (i) Steiner Sports Memorabilia, Inc.; (ii) Norm Thompson Outfitters, Inc. d/b/a Solutions; (iii) HSN Improvements, LLC; (iv) Varidesk, LLC; (v) Midland Paper Company;  (vi) Hammacher, Schlemmer & Co., Inc.; and (vii) Jumbleberry Interactive Group, Ltd.2  That same day, the Creditors’ Committee selected Cooley as its lead counsel and Snell & Wilmer LLP as its Arizona counsel.  The Creditors’ Committee later selected Teneo Restructuring as its financial advisor.

b. The Equity Committee

On March 4, 2015, the U.S. Trustee appointed the Equity Committee to represent the holders of restricted stock of Xhibit.  The three members of the Equity Committee are Timothy Smith, Bradley Hillier and David Sanders.  The Equity Committee selected Jennings, Strouss & Salmon, P.L.C. as its counsel.

3. Events During the Pendency of the Chapter 11 Cases

a. First Day Motions

On the Petition Date, the Debtors filed a number of motions and other pleadings (the “First Day Motions”) to ensure an orderly transition into chapter 11, including (i) a motion to pay prepetition wages and other benefits to the Debtors’ employees; (ii) a motion relating to the continued use of the Debtors’ existing cash management system, bank accounts, credit card processing system, business forms and investment and deposit guidelines; (iii) a motion for joint case administration; (iv) a motion to establish procedures for determining adequate assurance for the provision of utility services; and (v) a motion (the “Sale Motion”) for Court approval of procedures for the Sale of substantially all of the Debtors’ assets through an auction process.  On January 27, 2015 the Court held a hearing to consider the First Day Motions.  The Court subsequently granted the First Day Motions with certain adjustments or modifications to accommodate the concerns of the Bankruptcy Court, the United States Trustee and other parties in interest.

2	Midland Paper Company and Varidesk, LLC resigned from the Creditors’ Committee, effective as of February 19, 2015 and March 2, 2015, respectively.

b. Investigation by the Securities and Exchange Commission

On February 18, 2015, the United States Securities and Exchange Commission (the “SEC”) sent a subpoena to the Debtors, requesting documents in connection with its investigation of the Debtors’ prepetition conduct.  The SEC’s investigation, In the Matter of Xhibit Corp. (Internal File No. LA-4416), is non-public.  The Debtors have worked to preserve documents responsive to the SEC subpoena, and have produced certain responsive documents, but the production of responsive documents has not been completed.

c. The Creditors’ Committee Investigation

On March 5, 2015, the Creditors’ Committee filed Applications pursuant to Fed. R. Bankr. P. 2004  to examine the Debtors, Connexions, and various entities affiliated with Jahm Najafi, the beneficial owner of a majority of the common stock of Xhibit (the “2004 Investigation”).  The Creditors’ Committee has requested, and is in the process of receiving, information relating to various prepetition transactions, including, but not limited to, the Merger and the Ventures Sale.  Pursuant to Article IX.H.1 of the Plan, all Retained Causes of Action that the Debtors may hold against any Entity shall vest in the SM Liquidating Trust on the Effective Date, and the rights and powers vested in the Creditors’ Committee pursuant to the 2004 Orders shall likewise vest in the SM Liquidating Trust on the Effective Date.

d. The Asset Sale

As discussed above, the Debtors filed the Sale Motion on the Petition Date, seeking approval of bid procedures and the sale of substantially all of the SkyMall assets.  On January 29, 2015, the Bankruptcy Court granted the relief requested in the Sale Motion and entered the bidding procedures order, which (A) established bidding and auction procedures (the “Bidding Procedures”); (B) scheduled a sale hearing (the “Sale Hearing”); (C) authorized the sale of assets; and (D) granted certain related relief.

In its efforts to market the Debtors’ assets, CRMCS prepared a Confidential Information Memorandum and other marketing materials.  CRMCS contacted 188 potential buyers, including 118 financial buyers and 68 strategic investors.  70 entities executed nondisclosure agreements with the Debtors and were given access to an electronic data room containing 166 documents.  Senior management conducted meetings or conference calls with 31 investors, several of whom participated in multiple visits and calls.

By March 23, 2015, the day prior to the scheduled auction (the “Auction”), the Debtors had received bids from two bidders for certain of the SkyMall assets.  While only one of the bidders had prequalified under the Bidding Procedures, the Debtors determined that both represented qualified bids.  The Debtors’ real estate assets were excluded from the Sale and are being marketed separately.  (The Debtors' interests in real estate are described below in section II.E.3.g.)

On March 25, 2015, the Debtors conducted the Auction.  The Auction included several rounds of spirited and competitive bidding from both bidders.  At the Auction, C&A Marketing Inc. (the “Purchaser”) was selected as the successful and winning bidder.  The Debtors determined, in their business judgment and in consultation with the Creditors’ Committee, that the final offer by the Purchaser constituted the best offer.

The Purchaser’s final bid contemplated a continuation of the SkyMall business and included the following consideration:

•	cash consideration of $1 million;

•
a promissory note, with the following economic terms: (i) an original principal amount of $900,000.00; (ii) a non-default interest rate of 6% per annum; (iii) principal amortization payments in the amount of $150,000 due and payable on each of June 15, 2015, September 15, 2015, December 15, 2015, and March 15, 2016; (iv) principal amortization payments in the amount of $75,000 due and payable on each of June 15, 2016, September 15, 2016, December 15, 2016, and March 15, 2017; and (e) all unpaid amounts under the note shall be due and payable in full on March 15, 2017;

On March 27, 2015, the Court conducted the Sale Hearing and entered the Sale Order approving the sale to the Purchaser (or its nominee).  The Sale closed on April 3, 2015.

e. Amended TSA.

On April 24, 2015, the Debtors filed their Motion For Order Authorizing Debtor SkyMall, LLC To Enter Into Amended Transition Services Agreement [Docket No. 400], requesting that the Court authorize SkyMall to enter into an Amended and Restated Transition Agreement ("Amended TSA") with Connexions.  The Amended TSA amends the TSA described above.  SkyMall and Connexions negotiated the Amended TSA to, among other things, provide for a shorter period for transition services to be fully integrated into the operations of Connexions and addresses related issues, all in light of the Sale of SkyMall assets to the Purchaser.  After a hearing on June 3, 2015, the Court entered its Order Authorizing Debtor SkyMall, LLC To Enter Into Amended Transition Services Agreement [Docket No. 503] which authorized SkyMall to enter the Amended TSA.

f. Stipulation with Connexions.

On June 8, 2015, the Debtors and Connexions filed their Stipulation Between The Debtors And Connexions Loyalty, Inc. Providing For Modification Of The Automatic Stay [Docket No. 504].  In connection with the Ventures Sale, SkyMall and Connexions each agreed to indemnify the other party for certain “Losses” (as defined in the MIPA).  The MIPA and an Indemnity Escrow Agreement among Connexions, SkyMall, and U.S. Bank National Association, as escrow agent, dated September 8, 2014 (the “Indemnity Escrow Agreement”), each set forth certain procedures for noticing claims for Losses that may become payable under the MIPA. Approximately $1.52 million is currently being held in escrow pursuant to the Indemnity Escrow Agreement (the “Escrowed Funds”), which secures potential indemnity claims of Connexions pursuant to the MIPA.  The Parties dispute whether the Escrowed Funds are property of the Debtors’ estates.  The Stipulation, which is subject to the approval of the Court, provides limited stay relief in favor of Connexions to allow Connexions to notice claims for Losses pursuant to the MIPA and the Indemnity Escrow Agreement.

g. Assumption of Real Property Subleases.

On May 19, 2015, SkyMall filed its First Omnibus Motion For Entry Of An Order Authorizing And Approving Assumption Of Certain Nonresidential Real Property Leases, Pursuant To Bankruptcy Code § 365 [Docket No. 465] requesting authority to assume the following unexpired nonresidential real property leases (collectively, the "Real Property Leases"):

Lessor	Lessee	Lease Agreement	General Property Address
Victorina, LLC	SkyMall, LLC	Sublease dated as of April 19, 1994, as amended	1520 East Pima Street Phoenix, Arizona 85034
Victorina, LLC	SkyMall, LLC	Sublease dated as of August 1, 1984, as amended	1580 East Pima Street Phoenix, Arizona; 1436 S. 16th Street Phoenix, Arizona 85034
SkyMall, LLC	Adrian C. Quinones and Guadalupe M. Quinones	Sub-Sublease, dated as of February 13, 2004	1580 East Pima Street Phoenix, Arizona

On June 11, 2015, the Court entered its Order Authorizing And Approving Assumption Of Certain Nonresidential Real Property Leases, Pursuant To Bankruptcy Code § 365 [Docket No. 519] approving the assumption of the Real Property Leases by SkyMall as provided therein.

h. Schedules and Statements and Claims Bar Dates

On February 23, 2015 each of the Debtors filed its respective schedules of assets and liabilities and statement of financial affairs pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007.

By motion dated April 22, 2015 (the “Bar Date Motion”), the Debtors sought the Bankruptcy Court’s authorization to establish certain bar dates for filing proofs of claim and equity interests against the Debtors’ Estates and seeking allowance of certain administrative expense claims.  Pursuant to the Bar Date Order entered April 23, 2015, the Bankruptcy Court granted the Bar Date Motion, establishing June 15, 2015 as the bar date for (i)  non-governmental entities to file proofs of claim against the Debtors’ Estates (the “General Claim Bar Date”) and (ii) creditors to file requests for payment of certain administrative expenses.  Pursuant to the Bar Date Order, July 21, 2015 was established as the bar date for governmental entities to file proofs of claim against the Debtors.  On April 23, 24, and 28, 2015, the Debtors served, among other things, notice of the General Claims Bar Date in accordance with the Bar Date Order.

i. Proofs of Claim and Equity Interests; Administrative Expense Claims

A schedule summarizing the proofs of claim and administrative expense claim requests (including certain intercompany claims between Debtors) that have been filed as of the General Claim Bar Date is attached hereto as Exhibit B.

In addition, proofs of Equity Interests have been filed by holders asserting ownership of 4,324,944 shares in Xhibit in the aggregate.

The Debtors are currently in the process of reviewing proofs of claim filed against their Estates.  The claims reconciliation process will be continued by the Liquidating Trustee following the Effective Date as provided in the Plan.  The Debtors expect that the Liquidating Trustee will file several omnibus claims objections over the coming months.  Consequently, the Debtors anticipate that the claim amounts set forth above, which reflect the face amount of claims filed, will be reduced significantly following the claims reconciliation process.

Without limiting other claim objections (all of which are fully reserved), the Debtors believe and assert as follows:

●
Connexions has filed an application for allowance of an administrative expense claim against SkyMall in the amount of $909,229.12 [Docket No. 537].  The Debtors dispute substantial components of this administrative expense claim.  If and to the extent allowed, this administrative expense claim would be satisfied from funds held in escrow pursuant to the MIPA.

●
Certain vendors (i.e., HSN Improvements LLC and Cinmar, LLC (filed jointly), Hammacher, Schlemmer & Co., Inc. and Underboss Productions, LLC) have filed applications for allowance of administrative expense claims [Docket Nos. 298, 506 and 540] asserting claims against SkyMall under Section 503(b)(9) of the Bankruptcy Code that total $237,403.56.  The Debtors dispute that these claims are entitled to administrative expense priority under Section 503(b)(9) because, among other reasons, SkyMall did not receive goods from these vendors within 20 days of the Petition Date.  The Debtors also dispute the request by HSN Improvements LLC and Cinmar, LLC for the Court to impose a constructive trust against SkyMall in the amount of not less than $477,184.41 ($308,524.55 for payments that SkyMall allegedly should have turned over to HSN; and $168,659.86 for payments that SkyMall allegedly should have turned over to Cinmar).  While these vendors may have unsecured claims in some amount against SkyMall, they are not entitled to any constructive trust remedy which would prefer these vendors over other creditors.  HSN Improvements, LLC and Cinmar, LLC also have each filed a proof of claim against SkyMall, LLC asserting unsecured and priority claims.

●
Former employees have asserted severance claims against SkyMall as Priority Claims totaling $1,123,894.56.  Whether such claims will be Allowed, and whether any part of any such Allowed Claims will be entitled to priority under Section 507(a)(4) of the Bankruptcy Code remains subject to review and objection by the Debtors, the Creditors' Committee and/or the Liquidating Trustee.

●	A claim for $3,092.19 has been asserted against SkyMall, LLC by the Texas Comptroller of Accounts.

j. Estimates of Professional Compensation

In addition to the administrative claims listed above (for which applications for allowance have been filed), the Debtors' estates are obligated to pay Professional Compensation owing to Professionals retained by the Debtors, the Creditors' Committee and the Equity Committee.  To date, the Court has approved Professional Compensation owing to the Debtors' investment banker CohnReznick Capital Market Securities, LLC (“CRCMS”) in the amount of $239,153.51 by an Order dated May 22, 2015 [Docket No. 477].  The amount of the approved Professional Compensation owing to CRCMS has been paid in full.  The other Professionals have not yet filed fee applications for Court approval of Professional Compensation.  All requests for approval of Professional Compensation will be subject to approval of the Court.3

A general estimate of Professional Compensation owing to other Professionals for periods through the end of May, 2015 totals about $1,510,000, comprised of the following:  (i) Debtors' counsel Quarles & Brady LLP -- estimate $875,000;4 (ii) Debtors' e-discovery consultant Alloy Group -- estimate $15,000; (iii) Creditors' Committee counsel Cooley LLP -- estimate $295,000; (iv) Creditors' Committee financial advisor Teneo Restructuring -- estimate $150,000; (v) Creditors' Committee Arizona counsel Snell & Wilmer L.L.P. -- estimate $50,000; and (vi) Equity Committee counsel Jennings, Strouss & Salmon, P.L.C. -- estimate $125,000.

k. Department of Labor Proof of Claim

On June 9, 2015, the U.S. Department of Labor, Employee Benefits Security Administration ("DOL") filed a proof of claim [Claim 342-1] in the SkyMall case asserting a claim in unliquidated amount.  In this proof of claim, the DOL asserts (i) SkyMall "is or may be the sponsor and/or fiduciary of the SkyMall, Inc. Welfare Benefit Plan," and (ii) the DOL "has initiated, and is continuing, an investigation of the [welfare benefit plan] to determine whether any entity or person has violated or is about to violate any provision of Title I of ERISA."  The DOL reserves the right to assert a claim amount or withdraw the proof of claim based on its investigation.  The Debtors are not aware of any investigation by the DOL, or any basis for any claim by the DOL.

l. Monthly Operating Reports

In accordance with applicable US Trustee guidelines, the Debtors have filed monthly operating reports in the Chapter 11 Cases.  Copies of the monthly operating reports filed by the Debtors for May, 2015 may be reviewed by interested parties at the following secured internet link

(https://quarles.sharefile.com/d-sa1534890f1049018).  Alternatively, parties may request paper copies of the May monthly operating reports from Debtors' counsel.

III.	OVERVIEW OF THE PLAN

A. General

This section of the Disclosure Statement summarizes the Plan, which is set forth in its entirety as Exhibit A hereto.  This summary is qualified by reference to the Plan.  YOU SHOULD READ THE PLAN IN ITS ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

In general, a chapter 11 plan (i) divides claims and equity interests into separate classes; (ii) specifies the property that each class is to receive under the plan; and (iii) contains other provisions necessary to implement the plan.  Under the Bankruptcy Code, “claims” and “equity interests” are classified rather than “creditors” and “shareholders” because such entities may hold claims and equity interests in more than one class.  Under Section 1124 of the Bankruptcy Code, a class of claims is “impaired” under a plan unless the plan (a) leaves unaltered the legal, equitable and contractual rights of each holder of a claim in such class or (b) provides, among other things, for the cure of existing defaults and reinstatement of the maturity of claims in such class.  Class 3 (General Unsecured Claims) is impaired under the Plan.  Only holders of Class 3 Claims are entitled to accept or reject the Plan.  Ballots are being furnished to all holders of Class 3 Claims to submit their vote to accept or reject the Plan.  Because the holders of Class 4 (Equity Interests) are projected to receive no distribution under the Plan, holders of Equity Interests are deemed to reject the Plan.  As such, no ballots have been sent to holders of Equity Interests.

3
During the case, the Debtors retained Allwyn Priorities, LLC to conduct a Phase I environmental site assessment for a flat fee of $3,600, which as been paid pursuant to the Order approving the engagement [Docket No. 126].

4
The Quarles firm is holding a retainer in the amount of $223,436.90.  In addition, this estimate anticipates that the Quarles firm will make certain adjustment and discounts from the full amounts it is entitled to charge.

A chapter 11 plan may also specify that certain classes of claims or equity interests are to have their claims or equity interests remain unaltered by the plan.  Such classes are referred to as “not impaired,” and because of the favorable treatment accorded to such classes, they are conclusively deemed to have accepted the plan and therefore need not be solicited to vote to accept or reject the plan.  The holder of Class 1 Secured Claims and Class 2 Priority Non-Tax Claims under the Plan are not impaired and are conclusively deemed to have accepted the Plan.  Holders of such Claims are not entitled to vote to accept or reject the Plan.  Therefore, based on the foregoing, no ballots are enclosed for holders of such claims.

B. Assets for Distribution Under the Plan

On the Effective Date of the Plan, all assets of the Debtors (i.e., the Liquidating Trust Assets as defined in the Plan) will vest in the SM Liquidating Trust created in accordance with the Plan.  As discussed below, a Liquidating Trustee will be appointed to administer the SM Liquidating Trust.  Among other things, the Liquidating Trustee will make distributions to creditors as provided under the Plan.

The Liquidating Trust Assets are all assets of the Debtors as of the Effective Date, including, without limitation, (a) all Cash on hand, (b) all proceeds of the Sale, (c) all rights under (i) the Asset Purchase Agreement and any payments owing to the Debtors thereunder, (ii) the Sale Order, and (iii) any other order of the Bankruptcy Court, (d) any Tax Refund, (e) all Retained Causes of Action, (f) all interests in real property, (g) all proceeds of any of the foregoing and all proceeds of any of the foregoing received by any person or Entity on or after the Effective Date and (h) all of the Debtors’ books and records.

As of June 11, 2015, the Debtors' primary assets include, among other things, approximately $2,435,071 in Cash, the promissory note payable by the Purchaser to SkyMall in the unpaid principal amount of $900,000, the Debtors' interests in the Real Property Leases described above in section II.E.3.g., the Retained Causes of Action, and the Debtors' interests in the escrowed funds held pursuant to the MIPA.  SkyMall, with the consent of the Creditors' Committee (and subject to the approval of the Court) expects to retain a real estate broker prior to the Confirmation Hearing to market its interests in the Real Property Leases.

C.	Unclassified Claims

Under the Plan, Administrative Claims and Priority Tax Claims are not classified, and will be paid in accordance with the provisions of the Bankruptcy Code.

1.  Administrative Claims

Subject to the provisions of Sections 328, 330(a) and 331 of the Bankruptcy Code, the SM Liquidating Trust shall pay each holder of an Allowed Administrative Claim the full unpaid amount of such Allowed Administrative Claim in Cash:  (i) on the Effective Date or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as practicable thereafter); (ii) if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due); (iii) at such time and upon such terms as may be agreed upon by such holder and the Debtors; or (iv) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided, however, that Administrative Claims do not include Administrative Claims Filed after the Administrative Bar Date or Administrative Claims Filed or asserted pursuant to Section 503(b)(9) after the General Bar Date.

The Bankruptcy Court shall fix in the Confirmation Order the date that is forty-five (45) days after the Effective Date for filing of, and a subsequent date to hear and determine, all applications for final allowances of Professional Compensation under Sections 328, 330(a) and 331 of the Bankruptcy Code or applications for allowance of Administrative Claims arising under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(6) of the Bankruptcy Code.  Notwithstanding any other provision of this Plan, the SM Liquidating Trust shall  pay Allowed Administrative Claims for Professional Compensation in full and in Cash within fifteen (15) days after entry of a final Order approving such Professional Compensation (unless the holder of any such Allowed Claim agrees to a different treatment).

2.  Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim against a Debtor agrees to a different treatment, the SM Liquidating Trust shall pay each holder of an Allowed Priority Tax Claim the full unpaid amount of such Allowed Priority Tax Claim under one of the following options (at the SM Liquidating Trust's sole and exclusive election): (i) payment on the Effective Date, (ii) payment on the date such Allowed Priority Tax Claim becomes an Allowed Claim, (iii) payment on the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law, or (iv) payment within the time specified under Bankruptcy Code §1129(a)(9).

D.	Summary Table of Classification and Treatment of Claims and Equity Interests under the Plan

Claims and Equity Interests are divided into four (4) classes under the Plan, and the proposed treatment of Claims and Equity Interests in each Class is described in the Plan and summarized in the chart set forth below.  Such classification takes into account the different nature and priority of the Claims and Equity Interests.  The Plan contains one class each for Secured Claims (Class 1), Priority Non-Tax Claims (Class 2), General Unsecured Claims (Class 3) and Equity Interests (Class 4).  Classes 1 and 2 are not impaired under the Plan and Classes 3 and 4 are impaired under the Plan.  The meaning of “impairment” is discussed in section III.A above.

The treatment of Classes under the Plan is summarized in the table below.  This table is qualified in its entirety by reference to the Plan.

Class Number	Description of Class	Treatment Under the Plan
N/A	Administrative Expense Claims

• Unimpaired

• Each holder of an Allowed Administrative Claim shall be paid the full unpaid amount of such Allowed Administrative Claim in Cash: (i) on the Effective Date or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as practicable thereafter); (ii) if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due); (iii) at such time and upon such terms as may be agreed upon by such holder and the Debtors; or (iv) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

N/A	Priority Tax Claims

• Unimpaired

• Except to the extent that a holder of an Allowed Priority Tax Claim against a Debtor agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall be paid the full unpaid amount of such Allowed Priority Tax Claim under one of the following options: (i) payment on the Effective Date, (ii) payment on the date such Allowed Priority Tax Claim becomes an Allowed Claim, (iii) payment on the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law, or (iv) payment within the time specified under Bankruptcy Code §1129(a)(9).

Class 1	Secured Claims

• Unimpaired

•  Except to the extent that a holder of an Allowed Secured Claim against a Debtor agrees to a different treatment, each holder of an Allowed Secured Claim will receive on or as soon as practicable after the Effective Date, either: (i) the collateral securing such Allowed Secured Claim, or (ii) cash in an amount equal to the value of the applicable Estate's interest in such collateral.

Class 2	Priority Non-Tax Claims

• Unimpaired

• Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the SM Liquidating Trust on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, the SM Liquidating Trust shall pay to each holder of an Allowed Priority Non-Tax Claim, in Cash, the full amount of such Allowed Priority Non-Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed Priority Non-Tax Claim.

Class 3	General Unsecured Claims

• Impaired.  Entitled to vote on the plan.

• On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date, the SM Liquidating Trust shall pay each holder of an Allowed General Unsecured Claim its Pro Rata share of the Liquidating Trust Fund (after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Non-Tax Claims).

Class 4	Equity Interests

• Impaired.  Deemed to reject the Plan.

• All Class 4 Allowed Equity Interests shall be cancelled upon the occurrence of the Effective Date.  Holders of Allowed Equity Interests shall receive the remaining net distributable proceeds, if any, realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.

E. Means for Implementation and Execution of the Plan

1. Appointment of the Liquidating Trustee and the Liquidating Trust Advisory Board

Prior to the filing of the Plan Supplement (which will be filed no later than 10 days before the Plan voting deadline), (i) the Creditors’ Committee, in consultation with the Debtors, shall appoint the Liquidating Trustee and appoint two (2) members of the Liquidating Trust Advisory Board consisting of holders of General Unsecured Claims, and (ii) the Equity Committee, in consultation with the Debtors, shall appoint one (1) member of the Liquidating Trust Advisory Board, consisting of a restricted equity security holder of Xhibit Corp.  The Creditors’ Committee’s Professionals may be retained by the Liquidating Trust Advisory Board and/or the Liquidating Trustee, without further need for documentation or Bankruptcy Court approval, on the same terms and conditions in effect prior to the Effective Date.  All fees and expenses incurred by the professionals retained by the Liquidating Trust Advisory Board and/or the Liquidating Trustee following the Effective Date shall be paid by the SM Liquidating Trust from the Liquidating Trust Assets (after payment in full of all Allowed Administrative Claims) in accordance with the Liquidating Trust Agreement.  Professionals retained by individual Committee members of the Liquidating Trust Advisory Board shall not be paid by the SM Liquidating Trust.

The Liquidating Trustee shall serve at the direction of the Liquidating Trust Advisory Board and in accordance with the Liquidating Trust Agreement and the Plan; provided, however, the Liquidating Trust Advisory Board may not direct the Liquidating Trustee or the members of the Liquidating Trust Advisory Board to act inconsistently with their duties under the Liquidating Trust Agreement and the Plan.  The Liquidating Trust Advisory Board may replace the Liquidating Trustee in accordance with the provisions of the Liquidating Trust Agreement.

2. Formation of the SM Liquidating Trust

On the Effective Date, the SM Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, inter alia, (a) administering the Liquidating Trust Fund, (b) prosecuting and/or resolving all Disputed Claims, (c) investigating and pursuing the Retained Causes of Action, and (d) making all Distributions to the Beneficiaries provided for under the Plan.  The SM Liquidating Trust is intended to qualify as a liquidating trust pursuant to United States Treasury Regulation Article 301.7701-4(d).

3. Funding of the SM Liquidating Trust

On the Effective Date, the Liquidating Trust Fund shall vest automatically in the SM Liquidating Trust.  The Plan shall be considered a motion pursuant to Sections 105, 363 and 365 of the Bankruptcy Code for such relief.  The transfer of the Liquidating Trust Fund to the SM Liquidating Trust shall be made for the benefit and on behalf of the Beneficiaries (i.e., holders of Allowed Claims and Equity Interests entitled to receive Distributions from the Liquidating Trust Fund under the Plan).  The assets comprising the Liquidating Trust Fund will be treated for tax purposes as being transferred by the Debtors to the Beneficiaries pursuant to the Plan in exchange for their Allowed Claims and Equity Interests and then by the Beneficiaries to the SM Liquidating Trust in exchange for the beneficial interests in the SM Liquidating Trust.  The Beneficiaries shall be treated as the grantors and owners of the SM Liquidating Trust.

The Liquidating Trust Fund will hold all of the Liquidating Trust Assets, which include all assets of the Debtors as of the Effective Date, including, without limitation, (a) all Cash on hand, (b) all proceeds of the Sale, (c) all rights under (i) the Asset Purchase Agreement and any payments owing to the Debtors thereunder, (ii) the Sale Order, and (iii) any other order of the Bankruptcy Court, (d) any Tax Refund, (e) all Retained Causes of Action, (f) all interests in real property, (g) all proceeds of any of the foregoing and all proceeds of any of the foregoing received by any person or Entity on or after the Effective Date and (h) all of the Debtors’ books and records.

All Retained Causes of Action will be included in the Liquidating Trust Fund.  A Retained Cause of Action will not be waived as a result of the failure of the Debtors or the Creditors' Committee to describe such Retained Cause of Action with specificity in the Plan or in the Disclosure Statement; nor will the Liquidating Agent, as a result of any such alleged failure, be estopped or precluded under any theory from pursuing such Retained Cause of Action.

Upon the transfer of the Liquidating Trust Fund, the SM Liquidating Trust shall succeed to all of the Debtors’ rights, title and interest in the Liquidating Trust Fund, and the Debtors will have no further interest in or with respect to the Liquidating Trust Fund.  As soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trustee shall make a good faith valuation of the Liquidating Trust Assets, and (ii) the Liquidating Trustee shall establish appropriate means to apprise the Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the SM Liquidating Trust, the Beneficiaries and the Liquidating Trust Advisory Board) for all federal income tax purposes.

4. Rights and Powers of the Liquidating Trustee

The Liquidating Trustee shall be deemed the Estates’ representative in accordance with Section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under Sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules to act on behalf of the SM Liquidating Trust.  Without limiting the foregoing, the Liquidating Trustee will have the right to, among other things, (1) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (2) liquidate the assets transferred to the Liquidating Trust Fund on the Effective Date; (3) investigate, prosecute, settle, abandon or compromise any Retained Causes of Action; (4) make Distributions as contemplated hereby, (5) establish and administer any necessary reserves for Disputed Claims that may be required; (6) object to the Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (7) assert or waive any attorney-client privilege on behalf of the Debtors and their Estates with regard to acts or events during time periods prior to the Petition Date; and (8) employ and compensate professionals and other agents, including, without limitation, existing Professionals employed by the Debtors or the Creditors’ Committee in accordance with the Liquidating Trust Agreement or the Plan, provided, however, that any such compensation shall be made only out of the Liquidating Trust Fund, to the extent not inconsistent with the status of the SM Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes.

5. Fees and Expenses of the SM Liquidating Trust

Subject to payment in full of all Allowed Administrative Claims, and except as otherwise ordered by the Bankruptcy Court, the Liquidating Trust Expenses incurred on or after the Effective Date shall be paid in accordance with the Liquidating Trust Agreement without further order of the Bankruptcy Court.

6. Semi-Annual Reports to Be Filed by the SM Liquidating Trust

The SM Liquidating Trust shall File semi-annual reports regarding the liquidation or other administration of property comprising the Liquidating Trust Fund, the Distributions made by it and other matters required to be included in such report in accordance with the Liquidating Trust Agreement.  (Beneficiaries may request copies of the semi-annual reports from the Liquidating Trustee.)  In addition, the SM Liquidating Trust will file tax returns as a grantor trust pursuant to United States Treasury Regulation Article 1.671-4(a).

From and after the Effective Date, neither the Liquidating Trustee nor the Debtors will have any obligation to file any reports with the SEC or otherwise comply with SEC reporting requirements or FINRA rules in relation to Xhibit (particularly given that all equity interests in Xhibit will be cancelled as of the Effective Date).

7. Directors and Officers of the Debtors

The Debtors shall retain or employ at least one acting officer for the purposes of complying with the provisions of this Plan at the expense of the SM Liquidating Trust.  Any employee, officer or director not expressly retained on the Effective Date, shall be deemed to have been removed without cause effective as of the Effective Date.  The authority, power, and incumbency of such directors and officers shall be terminated, and they shall be released and discharged from all further duties, responsibilities, and obligations relating to and arising from the Chapter 11 Cases.  The SM Liquidating Trust may retain any of the Debtors' officers or employees from and after the Effective Date to provide services deemed necessary and appropriate by the Liquidating Trustee under terms acceptable to the Liquidating Trustee.

From and after the Effective Date, the Debtors may take actions relating to the final approval of Professional Compensation and any other actions necessary for implementation of the Plan.  All fees and expenses incurred by the Debtors' Professionals following the Effective Date shall be paid by the SM Liquidating Trust without further order of the Bankruptcy Court (unless disputed by the Liquidating Trustee, in which case such dispute will be presented to the Bankruptcy Court for resolution).

The Debtors do not anticipate maintaining the Xhibit corporate shell or the other Debtor entities after the actions describe above have been concluded.  The Debtors will dissolve the Debtor entities in due course thereafter.

8. Assets, Books and Records of the Debtors

On the Effective Date, each Debtor shall be deemed to have assigned, transferred and distributed to the SM Liquidating Trust the Liquidating Trust Assets, including all of the Debtors’ books and records.  For purposes of the Plan, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located.  Notwithstanding the foregoing, the Debtors shall retain full access rights to books and records as necessary to perform post-Effective Date activities of the Debtors as provided in the Plan.

9.	Operations of the Debtors Between the Confirmation Date and the Effective Date

The Debtors shall continue to operate as Debtors in Possession during the period from the Confirmation Date through and until the Effective Date.

10. Establishment of the Administrative Bar Date

a. The Plan establishes the Administrative Bar Date, which was approved by the Bankruptcy Court pursuant to the Confirmation Order.  (Unless otherwise ordered by the Bankruptcy Court, the Administrative Bar Date will be first Business Day that is thirty (30) days after the Effective Date.)

b. Except as otherwise provided in Article IV.I.4 of the Plan (with respect to Claims for Professional Compensation), on or before 5:00 p.m., prevailing Arizona time, on the Administrative Bar Date, each holder of an Administrative Claim (other than Administrative Claims barred pursuant to the General Bar Date Order) shall file with the Bankruptcy Court a request for payment of Administrative Claim.

c. The request for payment of an Administrative Claim will be timely Filed only if it is actually received by the Bankruptcy Court by 5:00 p.m., prevailing Arizona Time, on the Administrative Bar Date.

d. Notwithstanding anything in Article IV.I.2 of the Plan, the Professionals shall not be required to file a request for payment of any Administrative Claim for Professional Compensation on or before the Administrative Bar Date, as such Professionals will instead file final fee applications as required by the Bankruptcy Code, Bankruptcy Rules and the Confirmation Order.

11. Term of Injunctions or Stays

Unless otherwise provided in the Plan or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date shall remain in full force and effect until the Chapter 11 Cases are closed.

12. Cancellation of Equity Interests

a. On the Effective Date, except to the extent otherwise provided in the Plan, all notes, stock, instruments, certificates and other documents evidencing the Equity Interests shall be deemed automatically cancelled and shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or in any way related thereto, including any obligation of the Debtors to pay any franchise or similar type taxes on account of such Equity Interests, shall be discharged, provided, however, that, in accordance with Article III.B.4 of the Plan, each holder of an Allowed Equity Interest shall receive its Pro Rata Share of the remaining net distributable proceeds, if any, realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.

b. On the Effective Date, except to the extent otherwise provided in the Plan, any indenture relating to any of the foregoing shall be deemed automatically cancelled, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged.

13. Equity Committee

As of the Effective Date, the Equity Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases.  The retention and employment of the Professionals retained by the Equity Committee shall terminate as of the Effective Date, provided, however, that the Equity Committee shall exist, and its Professionals shall be retained, after such date solely with respect to applications Filed pursuant to Sections 328, 330 and 331 of the Bankruptcy Code.

14. Creditors’ Committee

As of the Effective Date, the Creditors’ Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases.  The retention and employment of the Professionals retained by the Creditors’ Committee shall terminate as of the Effective Date, provided, however, that the Creditors’ Committee shall exist, and its Professionals shall be retained, after such date with respect to applications Filed pursuant to Sections 328, 330 and 331 of the Bankruptcy Code and motions seeking the enforcement of the provisions of the Plan or the Confirmation Order.

15. Transfer of Beneficial Interests in SM Liquidating Trust.

Beneficial interests in the SM Liquidating Trust shall be nontransferable except upon death of the interest holder or by operation of law.  The SM Liquidating Trust shall not have any obligation to recognize any transfer of Claims or Equity Interests occurring after the Record Date.

F. Provisions Governing Distributions Under the Plan

1. Distribution Dates

The SM Liquidating Trust shall make Distributions to holders of Claims (and, if all Claims are paid in full, Equity Interests) as provided in Articles II and III of the Plan.  Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee may, in its sole discretion, make a full or partial Pro Rata Distribution to the holders of Class 3 General Unsecured Claims on the Initial Distribution Date and/or a Quarterly Distribution Date.

2. Establishment of Disputed Reserves

On the Initial Distribution Date and/or Quarterly Distribution Dates on which Distributions are made, the SM Liquidating Trust shall establish a separate Disputed Reserve for Disputed Claims, each of which Disputed Reserves shall be administered by the SM Liquidating Trust. The SM Liquidating Trust shall reserve in Cash or other property, for Distribution on account of each Disputed Claim, the full amount of the Distribution that would have been made with respect to such Disputed Claim if it was then an Allowed Claim (or with respect to such lesser amount as may be estimated by the Bankruptcy Court in accordance with Article VI.D of the Plan).

3. Maintenance of Disputed Reserves

The SM Liquidating Trust shall hold property in the Disputed Reserves in trust for the benefit of the holders of Claims ultimately determined to be Allowed.  Each Disputed Reserve shall be closed and extinguished by the SM Liquidating Trust when all Distributions and other dispositions of Cash or other property required to be made under the Plan have been made in accordance with the terms of the Plan.  Upon closure of a Disputed Reserve, all Cash (including any Cash investment yield) or other property held in that Disputed Reserve shall revest in and become unrestricted property of the SM Liquidating Trust.  All funds or other property that vest or revest in the SM Liquidating Trust pursuant to Article V of the Plan shall be (a) used to pay the fees and expenses of the SM Liquidating Trust as and to the extent set forth in the Liquidating Trust Agreement, and (b) thereafter distributed on a Pro Rata basis to holders of Allowed Claims.

4. Quarterly Distributions

Any Distribution that is not made on the Initial Distribution Date or on any other date specified in the Plan because the Claim that would have been entitled to receive that Distribution is not an Allowed Claim on such date, shall be held by the SM Liquidating Trust in a Disputed Reserve pursuant to Article V.B of the Plan and Distributed (in full in the case of Administrative Expense Claims, Priority Tax Claims or Priority Non-Tax Claims; and up to its Ratable Proportion with respect to the General Unsecured Claims in Class 3) on the first Quarterly Distribution Date after such Claim is Allowed. No interest shall accrue or be paid on the unpaid amount of any Distribution paid on a Quarterly Distribution Date in accordance with Article V.C. of the Plan.

5. Record Date for Distributions

Except as otherwise provided in a Final Order of the Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date will be treated as the holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Record Date.  (The Record Date will be the date on which the Disclosure Statement Order is entered by the Bankruptcy Court.)  The SM Liquidating Trust shall have no obligation to recognize any transfer of any Claim occurring after the Record Date.  In making any Distribution with respect to any Claim, the SM Liquidating Trust shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of Claim Filed with respect thereto or on the Schedules as the holder thereof as of the close of business on the Record Date and upon such other evidence or record of transfer or assignment that is known to the SM Liquidating Trust as of the Record Date.

Similarly, the holders of Equity Interests will be determined as of the Record Date (based on the proofs of interest filed with the Court).  The SM Liquidating Trust shall have no obligation to recognize any transfer of any Equity Interest occurring after the Record Date.  In making any Distribution with respect to any Equity Interest, the SM Liquidating Trust shall be entitled to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of interest Filed with respect thereto as of the close of business on the Record Date and upon such other evidence or record of transfer or assignment that is known to the SM Liquidating Trust as of the Record Date.

6. Delivery of Distributions

a. General Provisions; Undeliverable Distributions

Subject to Bankruptcy Rule 9010 and except as otherwise provided in the Plan, Distributions to the holders of Allowed Claims shall be made by the SM Liquidating Trust at (a) the address of each holder as set forth in the Schedules, unless superseded by the address set forth on proofs of Claim Filed by such holder or (b) the last known address of such holder if no proof of Claim is Filed or if the Debtors have been notified in writing of a change of address.  If any Distribution is returned as undeliverable, the SM Liquidating Trust may, in its discretion, make such efforts to determine the current address of the holder of the Claim with respect to which the Distribution was made as the SM Liquidating Trust deems appropriate, but no Distribution to any such holder shall be made unless and until the SM Liquidating Trust has determined the then-current address of such holder, at which time the Distribution to such holder shall be made to the holder without interest.  Amounts in respect of any undeliverable Distributions made by the SM Liquidating Trust shall be returned to, and held in trust by, the SM Liquidating Trust until the Distributions are claimed or are deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code, as set forth in Article V.E.3 of the Plan.  The SM Liquidating Trust shall have the discretion to determine how to make Distributions in the most efficient and cost-effective manner possible; provided, however, that its discretion may not be exercised in a manner inconsistent with any express requirements of the Plan or the Liquidating Trust Agreement.  On or about the time that the final Distribution is made, the Liquidating Trustee may make a charitable donation with undistributed funds if, in the reasonable judgment of the Liquidating Trustee, the cost of calculating and making the final Distribution of the remaining funds is excessive in relation to the benefits to the holders of Claims or Equity Interests who would otherwise be entitled to such Distributions, and such charitable donation is provided to an entity not otherwise related to the Debtors or the Liquidating Trustee.

b. Minimum Distributions

Notwithstanding anything in the Plan to the contrary, if a Distribution to be made to a holder of an Allowed Claim or Equity Interest on the Initial Distribution Date or any subsequent date for Distributions would be $50 or less in the aggregate, no such Distribution will be made to that holder unless a request therefor is made in writing to the Liquidating Trustee no later than twenty (20) days after the Effective Date.

c. Unclaimed Property

Except with respect to property not Distributed because it is being held in a Disputed Reserve, Distributions that are not claimed by the later of the expiration of six (6) months from the Effective Date or ninety (90) days after the date of a Distribution shall be deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code and shall vest or revest in the SM Liquidating Trust, and the Claims or Equity Interests with respect to which those Distributions are made shall be automatically cancelled.  After the expiration of that period, the claim of any Entity to those Distributions shall be discharged and forever barred.  Nothing contained in the Plan shall require the SM Liquidating Trust to attempt to locate any holder of an Allowed Claim.  All funds or other property that vests or revests in the SM Liquidating Trust pursuant to Article V of the Plan shall be distributed by the Liquidating Trustee to the other holders of Allowed Claims or Equity Interests in accordance or with the provisions of the Plan or the Liquidating Trust Agreement.

7. Transactions on Business Days

If the Effective Date or any other date on which a transaction is to occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

8. Surrender of Cancelled Instruments and Securities

Except as set forth in Article V.G of the Plan, as a condition precedent to receiving any Distribution hereunder on account of an Allowed Claim or Equity Interest evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K of the Plan, the holder of such Claim shall tender such instrument, security or other documentation evidencing such Claim to the SM Liquidating Trust (except as set forth in Article V.G of the Plan).  Any Distributions pursuant to the Plan on account of any Claim or Equity Interest evidenced by such instruments, securities or other documentation shall, pending such surrender, be treated as an undeliverable Distribution in accordance with Article V.E of the Plan.  If any holder of an Allowed Claim or Equity Interest evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K of the Plan, fails to surrender such instrument, security or other documentation or comply with the provisions of Article V.F.1 of the Plan within six (6) months after the Effective Date, its Claim for a Distribution under the Plan on account of such instrument, security, or other documentation shall be discharged, and such holder shall be forever barred from asserting such Claim against the SM Liquidating Trust or its property. In such case, any property held on account of such Claim shall be disposed of pursuant to the provisions set forth in Article V.E.3 of the Plan.

9. Lost, Stolen, Mutilated or Destroyed Instrument or Security

Any holder of an Allowed Claim evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K of the Plan that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, security or documentation: (a) deliver to the SM Liquidating Trust (i) an affidavit of loss reasonably satisfactory to the Liquidating Trustee setting forth the unavailability of such instrument, security, or other documentation and (ii) such additional security or indemnity as may reasonably be requested by the Liquidating Trustee to hold the SM Liquidating Trust harmless from any damages, liabilities, or costs incurred in treating such Entity as a holder of an Allowed Claim and (b) satisfy any other requirement under any other relevant document. Upon compliance with Article V.G of the Plan by a holder of an Allowed Claim evidenced by such instrument, security or other documentation, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument, security or other documentation.

10.	Manner of Cash Payments Under the Plan or the Liquidating Trust Agreement

Cash payments made pursuant to the Plan or the Liquidating Trust Agreement shall be in United States dollars by checks drawn on a domestic bank selected by the SM Liquidating Trust or by wire transfer from a domestic bank, at the option of the SM Liquidating Trust.

11. Time Bar to Cash Payments by Check

Checks issued by the SM Liquidating Trust on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof.  Requests for the reissuance of any check that becomes null and void pursuant to Article V.I of the Plan shall be made directly to the Liquidating Trustee by the holder of the Allowed Claim to whom the check was originally issued.  Any Claim in respect of such voided check shall be made in writing on or before the later of six (6) months from the Effective Date or ninety (90) days after the date of issuance thereof.  After that date, all Claims in respect of void checks shall be discharged and forever barred and the proceeds of those checks shall revest in and become the property of the SM Liquidating Trust as unclaimed property in accordance with Section 347(b) of the Bankruptcy Code and be distributed as provided in Article V.E.3 of the Plan.

12. Compliance with Tax Requirements

In connection with making Distributions under the Plan, to the extent applicable, the SM Liquidating Trust shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  The SM Liquidating Trust may withhold the entire Distribution due to any holder of an Allowed Claim until such time as such holder provides the necessary information to comply with any withholding requirements of any governmental unit.  Any property so withheld will then be paid by the Liquidating Trustee to the appropriate authority.  If the holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any governmental unit within six months from the date of first notification to the holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then such holder’s Distribution shall be treated as an undeliverable Distribution in accordance with Article V.E.1 of the Plan.

             13. No Payments of Fractional Dollars

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional dollars shall be made pursuant to the Plan. Whenever any payment of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fraction to the nearest whole dollar.

14. Setoff and Recoupment

The SM Liquidating Trust may, but shall not be required to, setoff against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any claims or defenses of any nature whatsoever that any of the Debtors, the Estates or the SM Liquidating Trust may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Estates or the SM Liquidating Trust of any right of setoff or recoupment that any of them may have against the holder of any Claim.

G. Procedures for Resolving and Treating Disputed Claims

1. No Distribution Pending Allowance

Notwithstanding any other provision of the Plan, the Liquidating Trustee shall not Distribute any Cash or other property on account of any Disputed Claim unless and until such Claim becomes Allowed.  Nothing in the Plan shall preclude the Liquidating Trustee from making Distributions on account of the undisputed portions of Disputed Claims.

2. Resolution of Disputed Claims and Equity Interests

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Liquidating Trustee shall have the right to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) to make, File, prosecute, settle, compromise, withdraw or resolve objections to Claims or Equity Interests.  The costs of pursuing the objections to Claims and Equity Interests shall be borne by the SM Liquidating Trust.  From and after the Confirmation Date, all objections with respect to Disputed Claims and disputed Equity Interests shall be litigated to a Final Order except to the extent, subject to the approval of the Liquidation Trust Advisory Board in accordance with the terms of the Liquidation Trust Agreement, the Liquidation Trustee elects to withdraw any such objection or the Liquidating Trustee and the claimant elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any Disputed Claim or disputed Equity Interests without approval of the Bankruptcy Court.

3. Objection Deadline

All objections to Disputed Claims shall be Filed and served upon the holders of each such Claim not later than six (6) months after the Effective Date, unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

If and when the Liquidating Trustee ever determines that there is likely to be remaining net distributable proceeds realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date, the Liquidating Trustee will file a notice to this effect with the Bankruptcy Court.  All objections to disputed Equity Interests shall be Filed and served upon the holders of each such Equity Interest not later than three (3) months after the date the notice is Filed, unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

4. Estimation of Claims

At any time, (a) prior to the Effective Date, the Debtors, and (b) subsequent to the Effective Date, the Liquidating Trustee, may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the SM Liquidating Trust have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection.  If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the Claim, the Debtors or the SM Liquidating Trust, as applicable, may elect to pursue supplemental proceedings to object to the ultimate allowance of the Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Court.

5. Disallowance of Claims

Except as otherwise agreed, any and all proofs of Claim Filed after the General Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice or action, order or approval of the Bankruptcy Court, and holders of such Claims may not receive any Distributions on account of such Claims, unless on or before the Confirmation Date the Bankruptcy Court has entered an order deeming such Claim to be timely filed, provided, however, that such Claims shall be deemed Allowed (unless Disputed) after the payment in full of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.  For the avoidance of doubt, holders of Equity Interests shall not be paid from the Liquidating Trust Fund unless and until the full payment of all Allowed Claims for which a proof of Claim was Filed after the General Bar Date.

Any Claims held by Entities from which property is recoverable under Section 542, 543, 550 or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under Section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, provided that such Cause of Action is a Retained Cause of Action, shall be deemed disallowed pursuant to Section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors.

6. Adjustment Without Objection

Any Claim or Equity Interest that has been paid or satisfied, or any Claim or Equity Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register at the direction of the Debtors or the Liquidating Trustee, as applicable, without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

H. Treatment of Executory Contracts and Unexpired Leases

1. Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except for the executory contracts and unexpired leases listed on Exhibit II of the Plan, if any, and except to the extent that a Debtor either previously has assumed, assumed and assigned or rejected an executory contract or unexpired lease by an order of the Bankruptcy Court or has filed a motion to assume or assume and assign an executory contract or unexpired lease prior to the Effective Date, each executory contract and unexpired lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to Section 365 of the Bankruptcy Code.  Each such contract and lease will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease.  The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections effective as of the Effective Date pursuant to Sections 365(a) and 1123 of the Bankruptcy Code and that the rejection thereof is in the best interest of the Debtors, their Estates and all parties in interest in the Chapter 11 Cases.

2. Claims Based on Rejection of Executory Contracts or Unexpired Leases

Claims created by the rejection of executory contracts and unexpired leases pursuant to Article VII.A of the Plan, or the expiration or termination of any executory contract or unexpired lease prior to the Effective Date, must be filed with the Bankruptcy Court and served on the Debtors no later than thirty (30) days after the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article VII.A of the Plan for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtors, the Estates, their successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan.  All such Claims shall, as of the Effective Date, be subject to the discharge and permanent injunction set forth in Article X.E of the Plan.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided in the Plan shall be treated as General Unsecured Claims under the Plan and shall be subject to the provisions of Article III of the Plan.

3. Executory Contracts and Unexpired Leases to Be Assumed

a. Assumption Generally

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, the Debtors shall assume each of the respective executory contracts and unexpired leases, if any, listed on Exhibit II of the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to, in consultation with the Creditors’ Committee, amend Exhibit II of the Plan to: (a) delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant hereto; or (b) add any executory contract or unexpired lease to Exhibit II of the Plan, thus providing for its assumption pursuant to Article VII.C of the Plan.  The Debtors shall provide notice of any amendments to Exhibit II to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then-applicable service list in the Bankruptcy Cases.  Nothing in the Plan or Disclosure Statement shall constitute an admission by a Debtor that any contract or lease is an executory contract or unexpired lease or that a Debtor has any liability thereunder.

b. Assumptions of Executory Contracts and Unexpired Leases

Each executory contract or unexpired lease assumed under Article VII.C of the Plan shall include any modifications, amendments, supplements or restatements to such contract or lease.

c. Assignments Related to Post-Effective Date Transactions

As of the Effective Date, any executory contract or unexpired lease assumed under Article VII.C of the Plan shall be deemed assigned to the Liquidating Trust, pursuant to Section 365 of the Bankruptcy Code.

4. Payments Related to the Assumption of Executory Contracts and Unexpired Leases

The Cure Amount Claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code: (1) by payment of the Cure Amount Claim in Cash on or after the Effective Date; or (2) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.  Pursuant to Section 365(b)(2)(D) of the Bankruptcy Code, no Cure Amount Claim shall be allowed for a penalty rate or other form of default rate of interest.  If there is an unresolved dispute regarding: (1) the amount of any Cure Amount Claim; (2) the ability of the Liquidating Trustee or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (3) any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by Section 365(b)(1) of the Bankruptcy Code shall be made following the resolution of such dispute by the parties or the entry of a Final Order resolving the dispute and approving the assumption.

I. Conditions Precedent to Effective Date of the Plan

1. Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived:

a. The Confirmation Order has become a Final Order.

b. The Confirmation Order shall be in full force and effect.

c. Notwithstanding the foregoing, the Debtors reserve, in their sole discretion, the right to waive the occurrence of any condition precedent to the Effective Date or to modify any of the foregoing conditions precedent.  Any such written waiver of a condition precedent set forth in Article VIII.A of the Plan may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.  Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.

J. Release, Injunction and Related Provisions

1. Compromise and Settlement

Pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims, as well as a finding by the Bankruptcy Court that such compromise or settlement is fair, equitable, reasonable and in the best interests of the Debtors, the Estates and holders of Claims.

2. Releases

a. Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, for the good and valuable consideration provided by each of the Releasees, including, without limitation: (i) the satisfaction and elimination of debt and all other good and valuable consideration paid pursuant to the Plan or otherwise; and (ii) the services of the Debtors’ officers and directors in facilitating the expeditious implementation of the Sale, each of the Debtors and their respective Estates hereby provides a full release, waiver and discharge to the Releasees (and each such Releasee so released shall be deemed released and discharged by the Debtors) and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place during the period of the Petition Date through the Effective Date in any way related to the Debtors’ Chapter 11 Cases, including, without limitation, those that any of the Debtors or the SM Liquidating Trust would have been legally entitled to assert or that any holder of a Claim or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or Estates and further including those in any way related to the Chapter 11 Cases or the Plan; provided, however, that the foregoing provisions of Article IX.B.1 of the Plan shall have no effect on the liability of any Releasee that results from any act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.  For the avoidance of doubt, no provision of Article IX.B.1 of the Plan shall be construed as a release of any Cause of Action against the Releasees based upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to the Petition Date.

b. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases set forth in Article IX.B of the Plan pursuant to Bankruptcy Rule 9019 and its finding that they are: (i) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (ii) in the best interests of the Debtors and all holders of Claims; (iii) fair, equitable and reasonable; (iv) approved after due notice and opportunity for hearing; and (v) a bar to any of the Debtors or the Liquidating Trustee.

3. Exculpation

Notwithstanding anything contained in the Plan to the contrary, the Exculpated Parties shall neither have nor incur any liability to any Entity for any and all Claims and Causes of Action arising on or after the Petition Date, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Plan, the Disclosure Statement, Liquidating Trust Agreement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the Sale or the liquidation of the Debtors; provided, however, that the foregoing provisions of Article IX.C of the Plan shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party  shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above-referenced documents.

4. Release by Holders of Claims Who Vote for the Plan

Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, from and after the Effective Date, all Releasing Parties shall be deemed to have forever released, waived and discharged the Releasees from all causes of action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place after the Petition Date in any way related to the Debtors, the Chapter 11 Cases or the Plan.

5. Injunction

a. The rights afforded in the Plan and the treatment of all Claims in the Plan shall be in exchange for and in complete satisfaction of Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors, their successors and assigns or any of their assets or properties.  On the Effective Date, all such Claims against the Debtors shall be satisfied and released in full.

b. Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, all Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim satisfied and released hereby, from:

(i) commencing or continuing in any manner any action or other proceeding of any kind against any of the Debtors, the SM Liquidating Trust, their successors and assigns, and any of their assets and properties;

(ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, the SM Liquidating Trust, their successors and assigns, and any of their assets and properties;

(iii) creating, perfecting or enforcing any encumbrance of any kind against any Debtor the SM Liquidating Trust, their successors and assigns and any of their assets and properties;

(iv) asserting any right of setoff or subrogation of any kind against any obligation due from any Debtor, the SM Liquidating Trust or their successors and assigns, or against any of their assets and properties, except to the extent a right to setoff or subrogation is asserted with respect to a timely filed proof of claim; or

(v) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Cause of Action released or settled hereunder.

c. From and after the Effective Date, all Releasing Parties are permanently enjoined from commencing or continuing in any manner against the Releasees, their successors and assigns, and any of their assets and properties, any suit, action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or the Confirmation Order.

6. Releases of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against property of the Estates shall be fully released and discharged and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interest shall revert to the Debtors and the Liquidating Trustee.

7. Consolidation For Voting Purposes

a. The Plan shall serve as a motion by the Debtors seeking entry of an order consolidating the Debtors and their Estates solely for the purposes associated with voting on the Plan.

b. The entry of the Confirmation Order shall constitute approval by the Bankruptcy Court of the consolidation of the Debtors and their Estates solely for purposes of voting on the Plan.  For the avoidance of doubt, the limited consolidation provided for in Article IX.G of the Plan shall not extinguish any Intercompany Claim or Intercompany Interest against any of the Debtors.

c. Any Holder of multiple Allowed Claims against more than one Debtor that arise from the contractual, joint, joint and several, or several liability of such Debtors, the guaranty by one Debtor of another Debtor’s obligation or other similar circumstances, shall be entitled to one Allowed Claim that, in the aggregate, does not exceed the amount of the underlying Claim giving rise to such multiple Claims.  Claims against more than one of the Debtors arising from the same injury, damage, cause of action or common facts shall be Allowed only once.

8. Preservation of Rights of Action

a. Vesting of Causes of Action

(i) Except as otherwise provided in the Plan or Confirmation Order, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Retained Causes of Action that the Debtors may hold against any Entity shall vest upon the Effective Date in the SM Liquidating Trust.  Retained Causes of Action include, but are not limited to, (i) preference, fraudulent transfer and other avoidance claims pursuant to chapter 5 of the Bankruptcy Code and state law counterparts and (ii) state and common law claims for breach of fiduciary duty, as against former directors or officers of the Debtors for action or inactions occurring prior to the Petition Date.  These claims shall be preserved and transferred to the SM Liquidating Trust.  The Retained Causes of Action shall not include any claims released pursuant to Article IX of the Plan.  Additionally, the rights and powers vested in the Creditors’ Committee pursuant to the 2004 Orders shall vest upon the Effective Date in the SM Liquidating Trust.  The Bankruptcy Court shall retain jurisdiction following the Effective Date with respect to all matters concerning the interpretation or implementation of the Rule 2004 Orders.

(ii) Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Retained Causes of Action, in accordance with the terms of the Liquidating Trust Agreement and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases.

(iii) Retained Causes of Action and any recoveries therefrom shall remain the sole property of the SM Liquidating Trust (for the beneficiaries of the SM Liquidating Trust), as the case may be, and holders of Claims shall have no right to any such recovery.

b. Preservation of All Causes of Action Not Expressly Settled or Released

(i) Unless a Retained Cause of Action against a holder or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order), the Debtors and the Liquidating Trustee expressly reserve such Retained Cause of Action for later adjudication by the Debtors or the Liquidating Trustee (including, without limitation, Retained Causes of Action not specifically identified or described in the Plan Supplement or elsewhere or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Disclosure Statement, Plan or Confirmation Order, except where such Retained Causes of Action have been released in the Plan (including, without limitation, and for the avoidance of doubt, the releases contained in Article IX.B.1 of the Plan) or any other Final Order (including the Confirmation Order).  In addition, the Debtors and Liquidating Trustee expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

(ii) Subject to the immediately preceding paragraph, any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that any such obligation, transfer, or transaction may be reviewed by the Liquidating Trustee subsequent to the Effective Date and may be the subject of an action after the Effective Date, regardless of whether: (i) such Entity has filed a proof of claim against the Debtors in the Chapter 11 Cases; (ii) the Debtors or Liquidating Trustee have objected to any such Entity’s proof of claim; (iii) any such Entity’s Claim was included in the Schedules; (iv) the Debtors or Liquidating Trustee have objected to any such Entity’s scheduled Claim; or (v) any such Entity’s scheduled Claim has been identified by the Debtors or Liquidating Trustee as disputed, contingent or unliquidated.

K. Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as is legally permissible, including, without limitation, jurisdiction to:

a. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

b. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

c. resolve any matters related to the assumption, assignment or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including those matters related to any amendment to the Plan after the Effective Date pursuant to Article XI.C of the Plan adding executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

d. ensure that Distributions to holders of Allowed Claims and Equity Interests are accomplished pursuant to the provisions of the Plan;

e. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including, without limitation, Retained Causes of Action, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Liquidating Trustee after the Effective Date, provided, however, that the Liquidating Trustee shall reserve the right to commence actions in all appropriate jurisdictions;

f. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, Plan Supplement or the Disclosure Statement;

g. resolve any cases, controversies, suits or disputes that may arise in connection with the Effective Date, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

h. issue and enforce injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan;

i. enforce Article IX.A, Article IX.B, Article IX.C and Article IX.D of the Plan;

j. enforce the Injunction set forth in Article IX.E of the Plan;

k. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article IX of the Plan, and enter such orders as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

l. enter and implement such orders as necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

m. resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement; and

n. enter an order and/or the decree contemplated in Fed. R. Bankr. P. 3022 closing the Chapter 11 Cases.

L. Miscellaneous Provisions

1. Final Fee Applications

The deadline for submission by Professionals of applications for Bankruptcy Court approval of Professional Compensation shall be forty-five (45) days after the Effective Date.

2. Payment of Statutory Fees

All fees payable pursuant to Section 1930 of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid prior to the closing of the Chapter 11 Cases on the earlier of when due or the Effective Date, or as soon thereafter as practicable by the SM Liquidating Trust.

3. Modification of Plan

Subject to the limitations contained in the Plan: (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, after consultation with the Creditors’ Committee to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy Section 1129(b) of the Bankruptcy Code; and (ii) after the entry of the Confirmation Order, the Debtors or the Liquidating Trustee, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

4. Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order, after consultation with the Creditors’ Committee, and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan or if entry of the Confirmation Order or the Effective Date does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (iii) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

5. Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

6. Governing Law

Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof.

7. Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order.  Neither the filing of the Plan, any statement or provision contained in the Plan or Disclosure Statement, nor the taking of any action by a Debtor or any Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the holders of Claims or Equity Interests or other parties-in-interest; or (2) any holder of a Claim or other party-in-interest prior to the Effective Date.

8. Section 1146 Exemption

Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

9. Section 1125(e) Good Faith Compliance

The Debtors, the Creditors’ Committee and its individual members, and each of their respective Representatives, shall be deemed to have acted in “good faith” under Section 1125(e) of the Bankruptcy Code.

10. Further Assurances

The Debtors, Liquidating Trustee, all holders of Claims receiving Distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

11. Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid as follows:

Quarles & Brady LLP
One Renaissance Square
Two N. Central Avenue
Phoenix, AZ 85004-2391
Attn:       John A. Harris, Esq.

- and -

Cooley LLP
1114 Avenue of the Americas
New York, New York 10036
Attn:	Jeffrey L. Cohen, Esq.
Seth Van Aalten, Esq.

12. Filing of Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

13. No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Fed. R. Bankr. P. 3020(e) and 7062.

14. Aid and Recognition

The Debtors or Liquidating Trustee, as the case may be, shall, as needed to effect the terms of the Plan, request the aid and recognition of any court or judicial, regulatory or administrative body in any province or territory of Canada or any other nation or state.

IV.	ALTERNATIVES TO THE PLAN

The Plan reflects the discussions held among the Debtors and the Creditors’ Committee.  The Debtors and the Creditors’ Committee have determined that the Plan is the most practical means of providing maximum recoveries to creditors.  Alternatives to the Plan that have been considered and evaluated by the Debtors and the Creditors’ Committee during the course of these Chapter 11 Cases include (a) liquidation of the Debtors’ assets under chapter 7 of the Bankruptcy Code and (b) an alternative chapter 11 plan.  Consideration of these alternatives to the Plan has led the Debtors and the Creditors’ Committee to conclude that the Plan, in comparison, is likely to provide a greater recovery to creditors on a more expeditious timetable, and in a manner that minimizes certain inherent risks in any other course of action available to the Debtors.

A. Liquidation Under Chapter 7 of the Bankruptcy Code

If the Plan or any other chapter 11 plan for the Debtors cannot be confirmed under Section 1129(a) of the Bankruptcy Code, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, in which case, a Chapter 7 trustee would be elected or appointed to liquidate any remaining assets of the Debtors for distribution to creditors pursuant to chapter 7 of the Bankruptcy Code.  If a trustee is appointed and the remaining assets of the Debtors are liquidated under chapter 7 of the Bankruptcy Code, holders of certain Allowed Claims may receive lesser distributions on account of their Allowed Claims (due, among other things, to additional administrative expenses) and would likely have to wait a longer period of time to receive any such distributions than they would under the Plan.

B. Alternative Chapter 11 Plan

If the Plan is not confirmed, the Debtors, the Creditors’ Committee or any other party in interest may attempt to formulate an alternative chapter 11 plan which might provide for the liquidation of the Debtors’ assets other than as provided in the Plan.  However, since substantially all of the Debtors’ assets have already been liquidated (other than the Retained Causes of Action and certain real property interests) and the Plan provides for the distribution of the proceeds of the liquidation and any non-liquidated assets in accordance with the priorities established by the Bankruptcy Code, the Debtors believe that any alternative chapter 11 plan will be substantially similar to the Plan.  Any attempt to formulate an alternative chapter 11 plan would necessarily delay creditors’ receipt of distributions yet to be made and, due to the incurrence of additional administrative expenses during such period of delay, may provide for smaller distributions to holders of Allowed Claims than are currently provided for in the Plan.  Thus, the Debtors and the Creditors’ Committee believe that the Plan will enable creditors to realize the greatest possible recovery on their respective Claims under the circumstances of these cases.

V.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

Circular 230 Disclaimer: To ensure compliance with requirements imposed by the Internal Revenue Service (the “IRS”), we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code of 1986, as amended (the “IRC”); or (ii) promoting, marketing or recommending to another party any transaction or tax matter(s) addressed herein.

The following discussion summarizes certain federal income tax consequences of the Plan to the Debtors and to Beneficiaries of the SM Liquidating Trust.  This summary does not address the federal income tax consequences to holders of Equity Interests and to holders whose Claims or interests (i) are paid in full, in Cash, or that are otherwise not Impaired under the Plan (i.e., Allowed Secured Claims, Allowed Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims); or (ii) that are not receiving any distribution under the Plan.

This summary is based on the IRC, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS currently in effect.  These authorities are all subject to change, possibly with retroactive effect, and any such change could alter or modify the federal income tax consequences described below.

This summary does not address foreign, state or local income tax consequences, or any estate or gift tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign companies, nonresident alien individuals, S corporations, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, investors in pass-through entities, broker-dealers and tax-exempt organizations).  Accordingly, this summary should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular Beneficiary.

Due to the possibility of changes in law, differences in the nature of various Claims, differences in individual Beneficiaries’ methods of accounting, and the potential for disputes as to legal and factual matters, the federal income tax consequences described herein are subject to significant uncertainties.  No ruling has been applied for or obtained from the IRS, and no opinion of counsel has been requested or obtained by the Debtors with respect to any of the tax aspects of the Plan.  No representations are being made regarding the particular tax consequences of the Plan to the Debtors or any holder of a Claim or Interest.

THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH SUCH HOLDER. THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED.  THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OR ALL OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED.  ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE PLAN.

A. Federal Income Tax Consequences to Holders of General Unsecured Claims

In accordance with the Plan, the Debtors’ assets will be transferred by the Debtors to the SM Liquidating Trust for the benefit of holders of General Unsecured Claims against the Debtors (such holders are referred to in this section as “Unsecured Creditors”).

The federal income tax consequences to Unsecured Creditors will differ and will depend on factors specific to each such Unsecured Creditor, including, but not limited to: (i) whether the Unsecured Creditor’s Claim (or a portion thereof) constitutes a Claim for principal or interest; (ii) the origin of the Unsecured Creditor’s Claim; (iii) the Unsecured Creditor’s holding period for the claim; (iv) whether the Unsecured Creditor is a United States person or a foreign person for United States federal income tax purposes; (v) whether the Unsecured Creditor reports income on the accrual or cash basis method; and (vi) whether the Unsecured Creditor has taken a bad debt deduction or otherwise recognized a loss with respect to the Claim.

Generally, an Unsecured Creditor will recognize gain or loss equal to the difference between the “amount realized” by such Creditor and such Creditor’s adjusted tax basis in his, her or its Claim.  The amount realized is equal to the value of such Creditor’s Pro Rata share of the proceeds of the Debtors’ assets received under the Plan.  Any gain or loss realized by an Unsecured Creditor should constitute ordinary income or loss to such creditor unless such Claim is a capital asset in the hands of such Unsecured Creditor.  If a Claim is a capital asset and it has been held for more than one year, such Creditor will realize long-term capital gain or loss.  An Unsecured Creditor will typically recognize gain or loss on the Effective Date as a result of the transfer of Cash of the Debtors to the SM Liquidating Trust for the benefit of such Unsecured Creditor in accordance with the plan.

THERE ARE MANY FACTORS THAT WILL DETERMINE THE TAX CONSEQUENCES TO EACH UNSECURED CREDITOR.  FURTHERMORE, THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND IN SOME CASES UNCERTAIN.  THEREFORE, IT IS IMPORTANT THAT EACH CREDITOR OBTAIN HIS, HER OR ITS OWN PROFESSIONAL TAX ADVICE REGARDING THE TAX CONSEQUENCES TO SUCH CREDITOR AS A RESULT OF THE PLAN.

B. Federal Income Tax of the Liquidating Trust

1. Transfer of Assets to the Liquidating Trust

Pursuant to the Plan, as of the Effective Date, Beneficiaries are required for all federal income tax purposes, to treat the Liquidating Trust Fund transferred by the Debtors to the SM Liquidating Trust as having been transferred directly to such holders (with each such holder receiving an undivided interest in the specific Liquidating Trust Fund, the proceeds of which such holder may receive provided distribution in respect of its interests in the SM Liquidating Trust are made), and then transferred by such holders to the SM Liquidating Trust in exchange for beneficial interests therein.

2. Classification as a Liquidating Trust

The SM Liquidating Trust is intended to qualify as a liquidating trust for federal income tax purposes.  In general, a liquidating trust is not a separate taxable entity, but rather is treated for federal income tax purposes as a “grantor” trust (i.e., a pass-through entity).  In Revenue Procedure 82-58, as modified and amplified by Revenue Procedures 91-15 and 94-45 (the “Revenue Procedures”), the IRS set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a bankruptcy plan.  The SM Liquidating Trust has been structured with the intention of complying with such general criteria.  Pursuant to the Plan, and in conformity with the Revenue Procedures, all parties (including the Debtors, the Liquidating Trustee and holders of Allowed Unsecured Claims) are required to treat, for federal income tax purposes, the SM Liquidating Trust as a grantor trust of which its Beneficiaries are the owners and grantors, and the following discussion assumes that the SM Liquidating Trust would be so treated for federal income tax purposes.   However, no ruling has been requested from the IRS concerning the tax status of the SM Liquidating Trust as a grantor trust.  Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the SM Liquidating Trust as a grantor trust.  If the IRS were to challenge successfully such classification, the federal income tax consequence to the SM Liquidating Trust and its creditor-beneficiaries could vary from those discussed herein (including the potential for an entity-level tax).

3. Tax Reporting

For federal income tax purposes, all parties (including the Debtors, the Liquidating Trustee, and the Beneficiaries) will treat the SM Liquidating Trust as a grantor trust of which such holders are the owners and grantors.  Thus, each holder (and any subsequent holders) of interests in the SM Liquidating Trust will be treated as the direct owner of an undivided interest, for all federal income tax purposes, in the specific assets of the SM Liquidating Trust, the proceeds of which such holder may received provided distributions in respect of its interest in the SM Liquidating Trust are made.  Accordingly, each holder of a beneficial interest in the SM Liquidating Trust will be required to report on its federal income tax return(s) the holder’s allocable share of any income, gain, loss, deduction or credit recognized or incurred by the SM Liquidating Trust.  The character of items of income, deduction and credit to any holder and the ability of such holder to benefit from any deduction or losses may depend on the particular situation of such holder.

The federal income tax reporting obligations of a holder of a beneficial interest in the SM Liquidating Trust is not dependent upon the SM Liquidating Trust distributing any Cash or other proceeds.  Therefore, a holder of a beneficial interest in the SM Liquidating Trust may incur a federal income tax liability regardless of the fact that the SM Liquidating Trust has not made, or will not make, any concurrent or subsequent distributions to the holder.  If a holder incurs a federal tax liability but does not receive distributions commensurate with the taxable income allocated to it in respect of any beneficial interests in the SM Liquidating Trust it holds, the holder may be entitled to a subsequent loss or deduction.  In general, a distribution of Cash from the SM Liquidating Trust to a holder of a beneficial interest will not be subject to tax.

The Liquidating Trustee will file with the IRS returns for the SM Liquidating Trust as a grantor trust pursuant to Regulation § 1.671-4(a).  The Liquidating Trustee will also send to each holder of a beneficial interest in the SM Liquidating Trust a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its federal income tax return.

C. Withholding and Reporting

Payments of interest, dividends and certain other payments are generally subject to backup withholding at the rate of 28% unless the payee of such payment furnishes such payee’s correct taxpayer identification number (social security number or employer identification number) to the payor.  The Liquidating Trustee may be required to withhold the applicable percentage of any payments made to a holder who does not provide his, her or its taxpayer identification number.  Backup withholding is not an additional tax, but an advance payment that may be refunded to the taxpayer by the IRS to the extent that the backup withholding results in an overpayment of tax by such taxpayer in such taxable year.

THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL.  THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND IN SOME CASES UNCERTAIN. SUCH CONSEQUENCES MAY ALSO VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM.  ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES UNDER THE PLAN.

VI.	SOLICITATION AND VOTING PROCEDURES

On June 24, 2015, the Bankruptcy Court entered the Disclosure Statement Order approving the adequacy of the Disclosure Statement and approving the solicitation procedures for voting on the Plan.  Among other things, the Disclosure Statement Order establishes certain dates and deadlines, including the date for the Confirmation Hearing, the deadline for parties to object to confirmation of the Plan, the Voting Record Date (described below) and the Voting Deadline (described below).  The Disclosure Statement Order also approves the form of Ballot and certain confirmation-related notices.  The Disclosure Statement Order should be read in conjunction with the Disclosure Statement.

A. Solicitation Package

1. Contents of Solicitation Package

The following materials, all of which shall be submitted to holders of Claims eligible to vote on the Plan, shall constitute the Solicitation Package:

●
Confirmation Hearing Notice, which will, among other things, (i) describe a secured internet link (https://quarles.sharefile.com/d-sa1534890f1049018) where parties may download or print the Plan and Disclosure Statement (in pdf format), and (ii) include contact information for parties to request paper copies of the Plan and Disclosure Statement from Debtors' counsel;

●	Disclosure Statement Order;

●	a statement by the Creditors’ Committee in support of the Plan; and

●	appropriate Ballot and voting instructions.

2. Distribution of Solicitation Package

The Debtors shall serve, or caused to be served, all of the materials in the Solicitation Package on holders of Class 3 General Unsecured Claims.  The Debtors also shall serve, or caused to be served, all of the materials in the Solicitation Package (except Ballots) on (i) holders of Class 1 Secured Claims, Class 2 Priority Non-Tax Claims and Class 4 Equity Interests, (ii) the United States Trustee for the District of Arizona, (iii) counsel to the Creditors’ Committee, (iv) counsel to the Equity Committee, and (v) all entities requesting notice pursuant to Bankruptcy Rule 2002 as of the Voting Record Date.

In addition, the Debtors will mail, or cause to be mailed, the Solicitation Package to any of the persons or entities listed below:

●
all persons or entities, as applicable, who, on or before the Voting Record Date, have timely Filed a proof of claim (or an untimely proof of claim that has been allowed as timely by the Bankruptcy Court under applicable law on or before the Voting Record Date): (i) that has not been expunged, disallowed, disqualified or suspended prior to the Voting Record Date; and (ii) that is not the subject of a pending objection on the Voting Record Date;

●
all persons or entities, as applicable, listed in the Debtors’ Schedules as holding a noncontingent, liquidated, undisputed Claim as of the Voting Record Date, except to the extent that such Claim was paid, expunged, disallowed, disqualified or suspended prior to the Voting Record Date;

●
all persons or entities, as applicable, that hold Claims pursuant to an agreement or settlement with the Debtors executed prior to the Voting Record Date, as reflected in a court pleading, stipulation, term sheet, agreement or other document Filed with the Bankruptcy Court, in an Order entered by the Bankruptcy Court, or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court, regardless of whether a proof of Claim has been Filed;

●	the holder of any Disputed Claim that has been temporarily allowed to vote pursuant to a Resolution Event (defined below);

●	the Securities and Exchange Commission;

●	the Internal Revenue Service; and

●	the United States Attorney for the District of Arizona.

B. Voting Instructions and General Tabulation Procedures

1. Voting Record Date

The Bankruptcy Court has approved June 24, 2015, as the Voting Record Date.

2. Voting Deadline

The Bankruptcy Court has approved July 27, 2015 at 5:00 p.m. (Arizona Time), as the Voting Deadline.  The Debtors may extend the Voting Deadline without further order of the Bankruptcy Court, however, the Debtors will document any such extension in the Voting Report.

For holders of all Claims, counsel to the Debtors and counsel to the Creditors’ Committee will answer questions regarding the procedures and requirements for voting to accept or reject the Plan and for objecting to the Plan, provide additional copies of all materials and oversee the voting tabulation.

TO BE COUNTED AS VOTES TO ACCEPT OR REJECT THE PLAN, BALLOTS CAST BY CREDITORS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY DEBTORS' COUNSEL BY THE VOTING DEADLINE, AT THE ADDRESS LISTED ON THE APPLICABLE BALLOT, WHETHER BY FIRST CLASS MAIL, OVERNIGHT COURIER OR PERSONAL DELIVERY.  THE BALLOTS WILL CLEARLY INDICATE WHERE THE BALLOT MUST BE RETURNED.

Ballots must be actually received by Debtors' counsel at the address below: QUARLES & BRADY LLP One Renaissance Square Two N. Central Avenue Phoenix, AZ 85004-2391 Attn: Jason Curry, Esq.
If you have any questions on the procedures for solicitation and voting on the Plan, please call one of the telephone numbers below:
Counsel to the Debtors
Jason Curry
Quarles & Brady LLP
(602) 230-5557
Counsel to the Creditors’ Committee
Seth Van Aalten
Cooley LLP
(212) 479-6641

IT IS IMPORTANT TO FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON EACH BALLOT WHEN SUBMITTING A VOTE.

EACH BALLOT WILL CONTAIN A PROVISION STATING THAT A VOTING CREDITOR, BY VOTING, ACKNOWLEDGES HIS, HER OR ITS CONSENT TO THE RELEASE, EXCULPATION AND RELEASE PROVISIONS OF THE PLAN, AS FOLLOWS:

BY VOTING, I FURTHER ACKNOWLEDGE THAT:

(I) A VOTE TO ACCEPT THE PLAN IS ALSO A VOTE TO ACCEPT THE RELEASES SET FORTH IN ARTICLE IX OF THE PLAN.

(II) I CAN DECLINE TO CONSENT TO THE RELEASES SET FORTH IN ARTICLE IX OF THE PLAN BY NOT VOTING OR VOTING TO REJECT THE PLAN.

To obtain an additional copy of the Plan, the Disclosure Statement, the Plan Supplement or other Solicitation Package materials (except Ballots), please request a copy from the Debtors, by writing to Quarles & Brady LLP, Attn: Jason Curry, One Renaissance Square, Two North Central Avenue, Phoenix, AZ 85004-2391.

Ballots received after the Voting Deadline will not be counted by the Debtors in connection with the Debtors’ request for confirmation.  The method of delivery of Ballots is at the election and risk of each Creditor, except as otherwise provided, a Ballot will be deemed delivered only when Debtors' counsel actually receives the original executed Ballot.  In all cases, sufficient time should be allowed to assure timely delivery.  An original executed Ballot is required.  The Debtors and the Creditors' Committee expressly reserve the right to amend from time to time the terms of the Plan (subject to compliance with the requirements of Section 1127 of the Bankruptcy Code and the terms of the Plan regarding modification).

3. Who May Vote

In general, a holder of a claim or interest may vote to accept or to reject a plan if no party in interest has objected to such claim or interest, and the claim or interest is impaired by the plan but the plan does not make Distributions on account of such claim or interest.  If the holder of an impaired claim or interest will not receive any Distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan.  If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder’s vote.

Pursuant to Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless the plan leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder thereof, or notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), reinstates the maturity of such claim or interest as it existed before the default, compensates the holder of such claim or interest for any damages incurred as a result of reasonable reliance on the holder’s legal right to an accelerated payment, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder thereof.

A holder of a Disputed Claim cannot vote unless one of the following events (each, a “Resolution Event”) has taken place prior to the Voting Deadline:

●	an order of the Bankruptcy Court is entered allowing such Claim pursuant to section 502(b) of the Bankruptcy Code, after notice and a hearing;

●	an order of the Bankruptcy Court is entered temporarily allowing such Claim for voting purposes only pursuant to Bankruptcy Rule 3018(a), after notice and a hearing;

●	a stipulation or other agreement is executed between the holder of such Claim and the Debtors resolving the objection and allowing such Claim in an agreed upon amount;

●	a stipulation or other agreement is executed between the holder of such Claim and the Debtors temporarily allowing the holder of such Claim to vote its Claim in an agreed upon amount; or

●	the pending objection to such Claim is voluntarily withdrawn by the objecting party.

Only the following holders of Impaired Claims shall be entitled to vote on the Plan with regard to such Claims:

●	Holders of Class 3 General Unsecured Claims;

●
Holders of Claims in Class 3 for which proofs of Claim have been timely Filed, as reflected on the Claims Register as of the Voting Record Date; provided, however, that holders of Claims subject to a pending objection shall not be entitled to vote unless they become eligible through a Resolution Event, as set forth in more detail in the Solicitation Procedures; provided further, however, that if the Debtors object to a Claim on a reduce and allow basis the Claimant may, absent a Resolution Event, vote such Claim at the amount asserted by the Debtors;

●
Holders of Claims in Class 3 that are listed in the Schedules, with the exception of those Claims that are scheduled as contingent, unliquidated or disputed (excluding such scheduled Claims that have been superseded by a timely Filed proof of Claim);

●
Holders whose Claims in Class 3 arise pursuant to an agreement or settlement with the Debtors, as reflected in a document filed with the Bankruptcy Court, in an order of the Bankruptcy Court, or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court, in each case regardless of whether a proof of Claim has been Filed; and

●
the assignee of a transferred Claim in Class 3 (whether a timely Filed or scheduled Claim) shall be permitted to vote such Claim only if the transfer or assignment has been fully effectuated pursuant to the procedures dictated by Bankruptcy Rule 3001(e) and such transfer is reflected on the Claims Register on the Voting Record Date.

4. Temporary Allowance of Disputed Claims for Voting Purposes

If a claim is objected to on a reduce and allow basis, such person or entity shall receive a ballot and be entitled to vote for the amount asserted by the Debtors.  No later than two (2) Business Days after a Resolution Event, the Debtors shall distribute a Ballot to the relevant holder of the Disputed Claim or Disputed Interest, which must be returned to the Bankruptcy Court by no later than the Voting Deadline.

5. Establishing Claim Amounts

In tabulating votes, the following hierarchy shall be used to determine the amount of the Claim associated with each vote:

●
The Claim amount settled and/or agreed upon by the Debtors, as reflected in a document filed with the Bankruptcy Court, in an order of the Bankruptcy Court, or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court;

●	The Claim amount Allowed (temporarily or otherwise) under the procedures set forth herein;

●
The Claim amount contained in a proof of Claim that has been timely Filed by the applicable bar date (or deemed timely Filed by the Bankruptcy Court under applicable law) except for any amounts in such proofs of Claim asserted on account of any interest accrued after the Petition Date; provided, however, that Ballots cast by holders whose Claims are not listed on the Schedules, but who timely File a proof of Claim in an unliquidated or unknown amount that are not the subject of an objection, will count for satisfying the numerosity requirement of Section 1126(c) of the Bankruptcy Code, and will count as Ballots for Claims in the amount of $1.00 solely for the purposes of satisfying the dollar amount provisions of Section 1126(c) of the Bankruptcy Code; provided further, however, that to the extent the Claim amount contained in the proof of Claim is different from the Claim amount set forth in a document Filed with the Bankruptcy Court as referenced in the Solicitation Procedures, the Claim amount in the document Filed with the Bankruptcy Court shall supersede the Claim set forth on the respective proof of Claim;

●	The Claim amount listed in the Schedules, provided that such Claim is not scheduled as contingent, disputed or unliquidated and has not been paid;

●	In the absence of any of the foregoing, zero.

6. Ballot Tabulation

The following voting procedures and standard assumptions shall be used in tabulating Ballots:

●
Except as otherwise provided herein, unless the Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Debtors shall reject such Ballot as invalid and, therefore, decline to count it in connection with confirmation;

●	Debtors' counsel shall retain the original Ballots for a period of one year after the Effective Date of the Plan, unless otherwise ordered by the Bankruptcy Court;

●
As soon as reasonably practicable before the Confirmation Hearing, unless such other date is set by the Bankruptcy Court, the Debtors will File the Voting Report with the Bankruptcy Court.  The Voting Report shall, among other things, delineate every irregular Ballot including, but not limited to, those Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking original signatures or lacking necessary information, or damaged (an “Irregular Ballot”).  The Voting Report shall indicate the Debtors’ intentions with regard to such Irregular Ballots;

●	An original executed Ballot is required to be submitted by the Entity submitting such Ballot;

●
The Debtors and the Creditors' Committee expressly reserve the right to amend from time to time the terms of the Plan in accordance with the terms thereof (subject to compliance with the requirements of Section 1127 of the Bankruptcy Code and the terms of the Plan regarding modification);

●
If multiple Ballots are received from the same holder with respect to the same Claim prior to the Voting Deadline, the last Ballot timely received will be deemed to reflect that voter’s intent and will supersede and revoke any prior Ballot;

●
Holders must vote all of their Claims within a particular Class either to accept or reject the Plan and may not split any votes.  Accordingly, a Ballot that partially rejects and partially accepts the Plan will not be counted.  Further, to the extent there are multiple Claims within the same Class, the Debtors may, in their discretion, aggregate the Claims of any particular holder within a Class for the purpose of counting votes;

●
A person signing a Ballot in its capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity must indicate such capacity when signing and, if required or requested by the applicable nominee or its agent, the Debtors or the Bankruptcy Court, must submit proper evidence to the requesting party to so act on behalf of such holder or beneficial holder;

●
The Debtors, subject to contrary order of the Bankruptcy Court, may waive any defects or irregularities as to any particular Ballot at any time, either before or after the close of voting, and any such waivers will be documented in the Voting Report;

●
Neither the Debtors, nor any other Entity, will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification;

●
Unless waived or as ordered by the Bankruptcy Court, any defects or irregularities in connection with deliveries of Ballots must be cured prior to the Voting Deadline or such Ballots will not be counted;

●
In the event a designation of lack of good faith is requested by a party-in-interest under Section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected;

●
Subject to any contrary order of the Bankruptcy Court, the Debtors reserve the right to reject any and all Ballots not in proper form, the acceptance of which, in the opinion of the Debtors, would not be in accordance with the provisions of the Bankruptcy Code or the Bankruptcy Rules; provided, however, that any such rejections will be documented in the Voting Report;

●
If a Claim has been estimated or otherwise allowed for voting purposes only by an order of the Bankruptcy Court, such Claim shall be temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or Distribution

●	If an objection to a Claim is Filed prior to the Voting Record Date, such Claim shall be treated in accordance with the procedures set forth herein; and

●
The following Ballots shall not be counted in determining the acceptance or rejection of the Plan:  (i) any Ballot that is illegible or contains insufficient information to permit the identification of the Creditor; (ii) any Ballot cast by an entity that does not hold a Claim in a Class that is entitled to vote on the Plan; (iii) any Ballot cast for a Claim scheduled as unliquidated, contingent, or disputed for which no proof of Claim was timely Filed; (iv) any unsigned Ballot or lacking an original signature; (v) any Ballot not marked to accept or reject the Plan, or marked both to accept and reject the Plan; and (vi) any Ballot submitted by any entity not entitled to vote pursuant to the procedures described herein.

VII.	CONFIRMATION PROCEDURES

A. Confirmation Hearing

The Confirmation Hearing will commence on August 5, 2015 at 10:00 a.m. (Arizona Time), before The Honorable Brenda K. Martin, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Arizona, 230 North First Avenue, Suite 101, Courtroom 701, Phoenix, Arizona 85003.  The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

The Plan Objection Deadline is 5:00 p.m. (Arizona Time) on July 27, 2015.

All objections to confirmation of the Plan ("Plan Objections") must be Filed with the Bankruptcy Court and served on the Debtors and certain other parties in accordance with the Disclosure Statement Order on or before the Plan Objection Deadline.

The proposed schedule will provide entities sufficient notice of the Plan Objection Deadline.  The Debtors and the Creditors’ Committee believe that the Plan Objection Deadline will afford the Bankruptcy Court, the Debtors, the Creditors’ Committee and other parties in interest reasonable time to consider the Plan Objections prior to the Confirmation Hearing.

THE BANKRUPTCY COURT WILL NOT CONSIDER PLAN OBJECTIONS UNLESS THEY ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER.

Plan Objections must be served on all of the following parties:

QUARLES & BRADY LLP John A. Harris One Renaissance Square Two North Central Avenue Phoenix, Arizona 85004-2391 Counsel to the Debtors	UNITED STATES TRUSTEE Attn: Elizabeth C. Amorosi Office of the United States Trustee 230 North First Avenue, Suite 204 Phoenix, AZ 85003-1706
COOLEY LLP Jeffrey L. Cohen Seth Van Aalten 1114 Avenue of the Americas New York, New York 10036 Counsel to the Creditors’ Committee

B. Statutory Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements for confirmation set forth in Section 1129 of the Bankruptcy Code.  The Debtors and the Creditors’ Committee believe:

●	The Plan complies with the applicable provisions of the Bankruptcy Code.

●	The Debtors and the Creditors' Committee, as the Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code.

●	The Plan has been proposed in good faith and not by any means forbidden by law.

●
Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment: (i) made before the confirmation of the Plan is reasonable; or (ii) subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after confirmation of the Plan.

●
Either each holder of an Impaired Claim has accepted the Plan, or will receive or retain under the Plan on account of such Claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code, including pursuant to Section 1129(b) of the Bankruptcy Code for Equity Interests deemed to reject the Plan.

●
Each Class of Claims that is entitled to vote on the Plan has either accepted the Plan or is not Impaired under the Plan, or the Plan can be confirmed without the approval of such voting Class pursuant to Section 1129(b) of the Bankruptcy Code.

●	At least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class.

●	Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan.

●	The Debtors have paid the required filing fees pursuant to 28 U.S.C. § 1930 to the clerk of the Bankruptcy Court.

●
In addition to the filing fees paid to the clerk of the Bankruptcy Court, the Debtors will pay quarterly fees on the last day of the calendar month, following the calendar quarter for which the fee is owed in each of the Debtors’ Chapter 11 Cases for each quarter (including any fraction thereof), to the Office of the U.S. Trustee, until the case is converted or dismissed, whichever occurs first.

1. Best Interests of Creditors Test

Under Section 1129(a)(7) of the Bankruptcy Code, each holder of a Claim or Equity Interest that is impaired must either (i) vote to accept the Plan or (ii) receive or retain under the Plan cash or property of a value, as of the Effective Date of the Plan, that is not less than the value such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

In a Chapter 7 case, a trustee would be elected or appointed to liquidate the Debtors' assets for distribution to creditors in accordance with the priorities set forth in the Bankruptcy Code.  Under the priority scheme set forth in the Bankruptcy Code, secured creditors are generally paid from the proceeds of sale of the properties securing their liens.  If any assets remain after the satisfaction of secured claims, the holders of administrative claims are generally next to receive payments.  Unsecured claims are thereafter paid from any remaining sales proceeds or estate assets, according to their legal rights of priority.  Unsecured claims with the same priority share in proportion to the amount of their allowed claim in relation to the amount of total allowed unsecured claims with the same priority.  Finally, interest holders receive the balance that remains, if any, after all creditors are paid.  Thus, to confirm the Plan, the Bankruptcy Court must find that all Creditors that do not accept the Plan will receive at least as much under the Plan as they would receive under a hypothetical Chapter 7 liquidation of the Debtor.

Because the Plan is a liquidating plan, the "liquidation value" in the hypothetical chapter 7 liquidation analysis for purposes of the "best interests" test is substantially similar to the estimates of the results of the chapter 11 liquidation contemplated by the Plan.  However, the orderly liquidation proposed under the Plan is likely to generate greater Distributions to holders of Claims than a Chapter 7 liquidation because, among other things: (a) a Chapter 7 liquidation would materially increase administrative claims that would have to be paid before other Unsecured Claims (e.g., fees and costs of counsel retained by a Chapter 7 trustee), all in addition to the Administrative Claims incurred by the Debtors and the Estates in the Chapter 11 Cases; (b) a Chapter 7 bankruptcy would entail duplicative analysis of Claims and Causes of Action that has already been performed by the Creditors' Committee and its professionals; and (c) the Plan allows the Liquidating Trustee to administer the Liquidating Trust Assets in a manner more efficient than would be the case in a Chapter 7 liquidation.

Under these circumstances, holders of Allowed Claims will receive Distributions under the Plan of at least as much as they would receive in a Chapter 7 liquidation, and they are likely to receive Distributions under the Plan that are greater than what they would receive in a Chapter 7 liquidation.  Holders of Equity Interests are unlikely to receive any distribution either under the Plan or in a Chapter 7 liquidation.

2. Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that confirmation is not likely to be followed by the liquidation of the Debtors or the need for further financial reorganization, unless the Plan contemplates such liquidation.  Indeed, Section 1123(b)(4) of the Bankruptcy Code permits liquidation plans that “provide for the sale of all or substantially all of the property of the estate, and the Distribution of the proceeds of such sale among holders of claims or interests” in chapter 11 proceedings and, thus, such a plan does not violate the requirements of Section 1129(a).  Moreover, when a liquidating plan of reorganization is tested against Section 1129(a)(11), the feasibility standard is greatly simplified.  In the context of a liquidating plan, feasibility is established by demonstrating the debtor’s ability to make the payments anticipated by the plan and specifying the timing of the debtor’s liquidation.  Notably, there is no requirement that such payments will be guaranteed.

The Plan provides for the liquidation of the Debtors by the transfer and sale of property and payment of the debts.  Further, the Debtors and the Creditors’ Committee maintain that there is a reasonable expectation that the payments required to be made during the term of the Plan will, in fact, be made.

3. Acceptance by Impaired Classes

The Bankruptcy Code requires that, as a condition to confirmation, except as described below, each class of claims or equity interests that is impaired under a plan accepts the plan.  A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.  A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; (b) cures any default and reinstates the original terms of such obligation; or (c) provides that, on the consummation date, the holder of such claim or equity interest receives cash equal to the allowed amount of that claim or, with respect to any equity interest, any fixed liquidation preference to which the holder of such equity interest is entitled or any fixed price at which the debtor may redeem the security.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan.  Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance.

Class 3 is Impaired under the Plan, and as a result, the holders of Claims in such Class are entitled to vote on the Plan.  Pursuant to Section 1129 of the Bankruptcy Code, the holders of Claims in Class 3 must accept the Plan for the Plan to be confirmed without application of the “fair and equitable test” to such Classes, and without considering whether the Plan “discriminates unfairly” with respect to such Classes, as both standards are described herein.  As stated above, a Class of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in amount and a majority in number of the Claims of each such Class (other than any Claims of creditors designated under Section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

4. Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes entitled to vote on the plan have not accepted it; provided, however, that the plan has been accepted by at least one impaired class.  Pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

5. No Unfair Discrimination

This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under the Plan.  The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”  In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character).  Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

6. Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class.  As to the dissenting class, the test sets different standards depending on the type of claims or equity interests in such class.

Secured Claims: The condition that a plan be “fair and equitable” to a non-accepting class of secured claims includes the requirements that: (1) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (2) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.

Unsecured Claims: The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the requirement that either: (1) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (2) the holder of any claim or any equity interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or junior equity interest any property.

Equity Interests: The condition that a plan be “fair and equitable” to a non-accepting class of equity interests includes the requirement that either: (1) the plan provides that each holder of an equity interest in that class receives or retains under the plan on account of that equity interest property of a value, as of the effective date of the plan, equal to the greater of: (a) the allowed amount of any fixed liquidation preference to which such holder is entitled; (b) any fixed redemption price to which such holder is entitled; or (c) the value of such interest; or (2) if the class does not receive the amount as required under (1) hereof, no class of equity interests junior to the non-accepting class may receive a Distribution under the plan.

To the extent that Class 3 votes to reject the Plan, the Debtors and the Creditors’ Committee further reserve the right to seek to modify the Plan.

The votes of holders of Class 4 Equity Interests are not being solicited because, under Article III of the Plan, the holders of Class 4 Equity Interests Claims will receive a Distribution only in the event that all Allowed Claims are paid in full, and all Class 4 Equity Interests will be deemed canceled and will be of no further force and effect, whether surrendered for cancellation or otherwise.  Class 4 is, therefore, conclusively deemed to have rejected the Plan pursuant to Section 1129(b) of the Bankruptcy Code.

Notwithstanding the deemed rejection by Class 4 and any Class that votes to reject the Plan, the Debtors do not believe that the Plan discriminates unfairly against any Impaired Class of Claims or Equity Interests.  The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

C. Contact for More Information

Any interested party desiring further information about the Plan may contact legal counsel to the Debtors by writing to Quarles & Brady LLP, ,One Renaissance Square, Two North Central Avenue, (602) 229-5200, Phoenix, AZ 85004-2391, Attn: Jason Curry.

VIII.	PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS THAT ARE IMPAIRED SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.

A. Certain Bankruptcy Law Considerations

1.	Parties-in-Interest May Object to the Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Debtors and the Creditors’ Committee believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created seven Classes of Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims and Equity Interests in each such Class.  Nevertheless, there can be no assurance the Bankruptcy Court will reach the same conclusion.

2.	Failure to Satisfy Vote Requirement

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors and the Creditors’ Committee intend to seek, as promptly as practicable thereafter, confirmation of the Plan.  In the event that sufficient votes are not received, the Debtors and the Creditors’ Committee may seek to accomplish an alternative chapter 11 plan.  There can be no assurance the terms of any such alternative chapter 11 plan would be similar or as favorable to the holders of Allowed Claims as those proposed in the Plan.

3.	Debtors May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, including, among other requirements, a finding by the bankruptcy court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of Distributions to non-accepting holders of claims and equity interests within a particular class under such plan will not be less than the value of Distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance the requisite acceptances to confirm the Plan will be received.  Even if the requisite acceptances are received, there can be no assurance the Bankruptcy Court will confirm the Plan.  A non-accepting holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determines that the Disclosure Statement, the balloting procedures and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes.

Confirmation of the Plan is also subject to certain conditions as described in the Plan.  If the Plan is not confirmed, it is unclear what Distributions, if any, holders of Allowed Claims would receive with respect to their Allowed Claims.

The Debtors and the Creditors’ Committee, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for confirmation.  Any such modifications could result in a less favorable treatment of any non-accepting Class, as well as of any Classes junior to such non-accepting Class, than the treatment currently provided in the Plan.  Such a less favorable treatment could include a Distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no Distribution of property whatsoever under the Plan.

4.	Nonconsensual Confirmation

In the event that any impaired class of claims or equity interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm such a plan at the proponents’ request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes.  The Debtors and the Creditors’ Committee believe that the Plan satisfies these requirements and they may request such nonconsensual confirmation in accordance with subsection 1129(b) of the Bankruptcy Code.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion.

5.	Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied on by any holder of a Claim where such Claim is subject to an objection.  Any holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated Distributions described in this Disclosure Statement.

6.	Risk of Non-Occurrence of the Effective Date

Although the Debtors and the Creditors’ Committee believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing, or as to whether the Effective Date will, in fact, occur.

7.	Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan

The Distributions available to holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims.  The occurrence of any and all such contingencies, which could affect Distributions available to holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

B. Risk Factors That May Affect Distributions Under The Plan

A number of unknown factors make certainty in creditor recoveries impossible.  Among other factors, the Debtors and the Creditors’ Committee cannot know with any certainty, at this time, (i) the number or amount of Claims in Class 3 that will ultimately be Allowed, (ii) the number or size of Claims senior to Class 3 or unclassified Claims that will ultimately be Allowed, and (iii) the amount of net recoveries, if any, that will be obtained from the Retained Causes of Action.

C. Disclosure Statement Disclaimer

1.	Information Contained Herein is for Soliciting Votes

The information contained in this Disclosure Statement is for the purposes of soliciting acceptances of the Plan and may not be relied upon for any other purposes.

2.	Disclosure Statement Was Not Approved by the Securities and Exchange Commission

Although a copy of this Disclosure Statement was served on the Securities and Exchange Commission, and the Securities and Exchange Commission was given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approved it, this Disclosure Statement was not Filed with the Securities and Exchange Commission under the Securities Act or applicable state securities laws.  Neither the Securities and Exchange Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

3.	Disclosure Statement May Contain Forward Looking Statements

This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology.  The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements.  The Distribution projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual Distributions to holders of Allowed Claims may be affected by many factors that cannot be predicted.  Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

4.	No Legal or Tax Advice Is Provided to You by this Disclosure Statement

This Disclosure Statement is not legal advice to you.  The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each holder of a Claim or an Equity Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Equity Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

5.	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including, without limitation, the Debtors or the Creditors' Committee) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, holders of Allowed Claims or Equity Interests or any other parties-in-interest.

6.	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Equity Interest is, or is not, identified in this Disclosure Statement.  The Debtors may seek to investigate Claims, File and prosecute objections to Claims and Equity Interests, and the Liquidating Trustee may object to Claims or bring Causes of Action after the Confirmation or Effective Date of the Plan irrespective of whether the Disclosure Statement identifies such Claims, Causes of Action or Objections to Claims.

7.	No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors or the Liquidating Trustee to object to that holder’s Allowed Claim, or to bring Causes of Action or recover any preferential, fraudulent or other voidable transfer of assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified herein.

8.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement.  The Debtors' counsel and other advisors have not verified independently the information contained herein.

9.	Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update

The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date.  While the Debtors and the Creditors’ Committee have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.  Further, although the Debtors and the Creditors’ Committee may subsequently update the information in this Disclosure Statement, the Debtors and the Creditors’ Committee have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

10.	No Representations Outside the Disclosure Statement Are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, you should promptly report unauthorized representations or inducements to the counsel to the Debtors, the counsel to the Committee and the United States Trustee.

D. Liquidation Under Chapter 7

If the Plan is not confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a Chapter 7 trustee would be elected or appointed to liquidate the assets of the Debtors for Distribution in accordance with the priorities established by the Bankruptcy Code.

IX.	CONCLUSION

THE DEBTORS AND THE CREDITORS’ COMMITTEE SUBMIT THAT THE PLAN COMPLIES IN ALL RESPECTS WITH CHAPTER 11 OF THE BANKRUPTCY CODE AND RECOMMEND TO HOLDERS OF IMPAIRED CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN THAT THEY VOTE TO ACCEPT THE PLAN.  THE DEBTORS REMIND SUCH HOLDERS THAT, TO BE COUNTED, EACH BALLOT, SIGNED AND MARKED TO INDICATE THE HOLDER’S VOTE MUST BE RECEIVED BY DEBTORS' COUNSEL NO LATER THAN 5:00 P.M. (ARIZONA TIME) ON OR BEFORE JULY 27, 2015.

*  *  *  *  *

Dated:           June 22, 2015

XHIBIT CORP., on behalf of all Debtors
By:	_______________________
Name:	Scott Wiley
Title:	Its Authorized Signatory

OFFICIAL COMMITTEE OF UNSECURED CREDITORS
By:	_______________________
Name:	_______________________
Title:	Its _____________________

SUBMITTED this 22nd day
of June, 2015:

John A. Harris Robert P. Harris Lori L. Winkelman Jason D. Curry Quarles & Brady LLP One Renaissance Square Two North Central Avenue Phoenix, Arizona 85004	Jeffrey L. Cohen Seth Van Aalten Cooley LLP 1114 Avenue of the Americas New York, NY 10036

EXHIBIT A

PLAN

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re: XHIBIT CORP., et al.1 Debtors.	Proceedings Under Chapter 11 Jointly Administered Under: Case No. 2:15-bk-00679-BKM

______________________________________________________________________________________________________________________________________________________________________________________________
AMENDED JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
______________________________________________________________________________________________________________________________________________________________________________________________

John A. Harris (#014459)
Robert P. Harris (#011523)
Lori L. Winkelman (#021400)
Jason D. Curry (#026511)
Quarles & Brady LLP
One Renaissance Square
Two North Central Avenue
Phoenix, Arizona 85004
Telephone: (602) 229-5200
Facsimile: (602) 229-5690
john.harris@quarles.com
robert.harris@quarles.com
lori.winkelman@quarles.com
jason.curry@quarles.com

Steven D. Jerome (#018420)
Snell & Wilmer L.L.P.
One Arizona Center
400 E. Van Buren
Phoenix, Arizona 85004
Telephone: (602) 382-6000
Facsimile: (602) 382-6070
sjerome@swlaw.com
-and-
Jeffrey L. Cohen
Seth Van Aalten
Cooley LLP
1114 Avenue of the Americas
New York, NY 10036
Telephone: (212) 479-6000
Facsimile: (212) 479-6275
jcohen@cooley.com
svanaalten@cooley.com

Counsel for the Debtors and Debtors in Possession	Counsel for the Official Committee of Unsecured Creditors

Dated:	June 22, 2015
Phoenix, Arizona

1The Debtors in these jointly administered cases are: SkyMall, LLC (Case No. 2:15-bk-00679-BKM); Xhibit Corp. (Case No. 2:15-bk-00680-BKM); Xhibit Interactive, LLC (Case No. 2:15-bk-00682-BKM); FlyReply Corp. (Case No. 2:15-bk-00684-BKM); SHC Parent Corp. (Case No. 2:15-bk-00685-BKM); SpyFire Interactive, LLC (Case No. 2:15-bk-00686-BKM); Stacked Digital, LLC (Case No. 2:15-bk-00687-BKM), and SkyMall Interests, LLC (Case No. 2:15-bk-00688-BKM).

TABLE OF CONTENTS

Page

ARTICLE I.	DEFINED TERMS AND RULES OF INTERPRETATION	1
A.	Defined Terms	1
B.	Rules of Interpretation	7
C.	Exhibits	8

ARTICLE II.	ADMINISTRATIVE AND PRIORITY CLAIMS	8
A.	Administrative Claims	8
B.	Priority Tax Claims	9

ARTICLE III.CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS9
A.	Summary	9
B.	Classification and Treatment of Claims and Equity Interests	9
C.	Special Provision Governing Unimpaired Claims	11
D.	Non-Consensual Confirmation	11

ARTICLE IV.MEANS FOR IMPLEMENTATION OF THE PLAN11
A.	Appointment of the Liquidating Trustee and the Liquidating Trust Advisory Board	11
B.	The SM Liquidating Trust	11
C.	Rights and Powers of the Liquidating Trustee	12
D.	Fees and Expenses of the SM Liquidating Trust	13
E.	Semi-Annual Reports to Be Filed by the SM Liquidating Trust	13
F.	Directors and Officers of the Debtors	13
G.	Assets, Books and Records of the Debtors	13
H.	Operations of the Debtors Between the Confirmation Date and the Effective Date	14
I.	Establishment of the Administrative Bar Date	14
J.	Term of Injunctions or Stays	14
K.	Cancellation of Equity Interests	14
L.	Equity Committee	14
M.	Creditors’ Committee	15
N.	Transfer of Beneficial Interests in SM Liquidating Trust	15

ARTICLE V.PROVISIONS GOVERNING DISTRIBUTIONS15
A.	Distribution Dates	15
B.	Disputed Reserves	15
C.	Quarterly Distributions	16
D.	Record Date for Distributions	16
E.	Delivery of Distributions	16
F.	Surrender of Cancelled Instruments and Securities	17
G.	Lost, Stolen, Mutilated or Destroyed Instrument or Security	18
H.	Manner of Cash Payments Under the Plan or the Liquidating Trust Agreement	18
I.	Time Bar to Cash Payments by Check	18
J.	Limitations on Funding of Disputed Reserves	18
K.	Compliance with Tax Requirements	18
L.	No Payments of Fractional Dollars	19
M.	Setoff and Recoupment	19

ARTICLE VI.DISPUTED CLAIMS19
A.	No Distribution Pending Allowance	19
B.	Resolution of Disputed Claims and Equity Interests	19
C.	Objection Deadline	19
D.	Estimation of Claims	20
E.	Disallowance of Claims	20
F.	Adjustment Without Objection	20

ARTICLE VII.TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES21
A.	Rejection of Executory Contracts and Unexpired Leases	21
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases21
C.	Executory Contracts and Unexpired Leases to Be Assumed	21
D.	Payments Related to the Assumption of Executory Contracts and Unexpired Leases	22

ARTICLE VIII.CONDITIONS PRECEDENT TO THE EFFECTIVE DATE22
A.	Conditions Precedent to the Effective Date	22

ARTICLE IX.RELEASE, INJUNCTIVE AND RELATED PROVISIONS23
A.	Compromise and Settlement	23
B.	Releases by the Debtors	23
C.	Exculpation	23
D.	Releases by Holders of Claims Who Vote for the Plan	24
E.	Injunction	24
F.	Releases of Liens	25
G.	Consolidation For Voting Purposes	25
H.	Preservation of Rights of Action	25

ARTICLE X.RETENTION OF JURISDICTION26

ARTICLE XI.MISCELLANEOUS PROVISIONS28
A.	Final Fee Applications	28
B.	Payment of Statutory Fees	28
C.	Modification of Plan	28
D.	Revocation of Plan	28
E.	Successors and Assigns	28
F.	Governing Law	28
G.	Reservation of Rights	29
H.	Section 1146 Exemption	29
I.	Section 1125(e) Good Faith Compliance	29
J.	Further Assurances	29
K.	Service of Documents	29
L.	Filing of Additional Documents	30
M.	No Stay of Confirmation Order	30
N.	Aid and Recognition	30

TABLE OF EXHIBITS2

Exhibit I	Liquidating Trust Agreement
Exhibit II	Executory Contracts and Unexpired Leases to be Assumed

2
All exhibits to this joint plan shall be filed with the Bankruptcy Court no later than ten (10) days prior to the deadline to vote to accept or reject the Plan.  The exhibits shall be available for inspection (i) at the Office of the Clerk of the Bankruptcy Court, or (ii) at http://www.pacer.gov, or (iii) interested parties can obtain copies by contacting Debtors’ counsel once they are filed.  Xhibit Corp. and its debtor affiliates reserve the right to modify, amend, supplement, restate or withdraw the exhibits after they are filed.

AMENDED JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE
BANKRUPTCY CODE

Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., the Debtors and Debtors in Possession in the above-captioned and numbered cases and the Creditors’ Committee, hereby respectfully propose the following joint plan of liquidation under chapter 11 of the Bankruptcy Code.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1. “Administrative Bar Date” means the first Business Day that is thirty (30) days after the Effective Date and is the deadline for a holder of an Administrative Claim (other than Administrative Claims barred pursuant to the General Bar Date Order) to file a request with the Bankruptcy Court for payment of such Administrative Expense in the manner indicated in Article II hereof.

2. “Administrative Claims” means Claims that have been timely filed before the Administrative Bar Date, pursuant to the deadline and procedure set forth in the Confirmation Order (except as otherwise provided herein with respect to Professional Compensation, as provided in the General Bar Date Order, or as provided by a separate order of the Bankruptcy Court), for costs and expenses of administration under Sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) Professional Compensation; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930; provided, however, that Administrative Claims that arise under Section 503(b)(9) of the Bankruptcy Code shall only be deemed timely filed to the extent such Claims were filed in accordance with the terms of the General Bar Date Order.

3. “Affiliate” has the meaning set forth at Section 101(2) of the Bankruptcy Code.

4. “Allowed” means, with respect to any Claim or Equity Interest, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by the Debtors in their schedules of liabilities as other than disputed, contingent or unliquidated and as to which the Debtors or other parties-in-interest have not Filed an objection by the Claims Objection Bar Date; (b) a Claim or Equity Interest that either is not Disputed or has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed:  (i) in any stipulation of amount and nature of Claim executed prior to the entry of the Confirmation Order and approved by the Bankruptcy Court; (ii) in any stipulation with Debtors of amount and nature of Claim or Equity Interest executed on or after the entry of the Confirmation Order; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Equity Interest that is allowed pursuant to the terms hereof; or (e) a Disputed Claim as to which a proof of claim has been timely Filed and as to which no objection has been Filed by the Claims Objection Bar Date.

5. “Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of April 3, 2015 by and between SkyMall Holdings LLC and SkyMall, LLC.

6. “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under chapter 5 of the Bankruptcy Code.

7.  “Bankruptcy Code” means title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in Sections 101 et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code.

8. “Bankruptcy Court” means the United States District Court for the District of Arizona, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to Section 157 of title 28 of the United States Code and/or the General Order of the District Court pursuant to Section 151 of title 28 of the United States Code, the United States Bankruptcy Court for the District of Arizona.

9. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under 28 U.S.C. § 2075, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Arizona, the Local Rules of Civil Practice and Procedure of the United States District Court for the District of Arizona, and general orders and chambers procedures of the Bankruptcy Court, each as applicable to the Chapter 11 Cases and as amended from time to time.

10. “Beneficiaries” means holders of Allowed Claims and Equity Interests entitled to receive Distributions from the Liquidating Trust Fund under the Plan, whether or not such Claims or Equity Interests were Allowed on the Effective Date.

11. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Fed. R. Bankr. P. 9006(a)).

12. “Cash Investment Yield” means the net yield earned by the SM Liquidating Trust from the investment of Cash held pending Distribution in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

13. “Cash” means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A” or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

14. “Causes of Action” means all claims, actions, causes of action, choses in action, Avoidance Actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims and crossclaims of any of the Debtors, the Debtors-in-Possession and/or the Estates (including, without limitation, those actions set forth in the Plan Supplement) that are or may be pending on the Effective Date or instituted by the Liquidating Trustee after the Effective Date against any entity, based in law or equity, whether direct, indirect, derivative or otherwise and whether asserted or unasserted as of the Effective Date.

15. “Chapter 11 Cases” means the chapter 11 cases commenced when the Debtors each filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on the Petition Date, which are jointly administered under case number 2:15-bk-00679-BKM.

16. “Claim” means a “claim” (as that term is defined in Section 101(5) of the Bankruptcy Code) against a Debtor.

17. “Claims Objection Bar Date” means the bar date for objecting to proofs of claim, which shall be one-hundred eighty (180) days after the Effective Date; provided, however, that the Liquidating Trustee may seek by motion additional extensions of this date from the Bankruptcy Court.

18. “Claims Register” means the official claims registers in the Debtors’ Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court.

19. “Class” means a category of holders of Claims or Equity Interests as set forth in Article III pursuant to Section 1122(a) of the Bankruptcy Code.

20. “Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court.

21. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

22. “Creditors’ Committee” means the official committee of unsecured creditors for the Chapter 11 Cases appointed by the United States Trustee for the District of Arizona, pursuant to Section 1102 of the Bankruptcy Code, on February 5, 2015 [Docket No. 68].

23. “Cure Amount Claim” means a Claim based upon a Debtor’s monetary defaults under an executory contract or unexpired lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

24. “Debtors” or “Debtors in Possession” means, collectively, the above-captioned debtors and debtors in possession specifically identified on the cover page to this Plan.

25. “Disclosure Statement Order” means the Bankruptcy Court's order approving the Disclosure Statement.

26. “Disclosure Statement” means the Amended Disclosure Statement for Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code, dated June 22, 2015, as it is amended, supplemented or modified from time to time, prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law, and approved by the Bankruptcy Court in the Disclosure Statement Order,

27. “Disputed Reserve” means the reserve fund created pursuant to Article V.B.1 of the Plan.

28. “Disputed” means, with respect to any Claim or Equity Interest, any Claim or Equity Interest:  (a) listed on the Schedules as unliquidated, disputed or contingent, unless a proof of Claim has been timely filed; (b) as to which a Debtor or the Liquidating Trustee has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules; or (c) as otherwise disputed by a Debtor or Liquidating Trustee in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

29. “Distributions” means the distributions of Cash and beneficial interests in the SM Liquidating Trust to be made in accordance with the Plan and/or the Liquidating Trust Agreement.

30. “Effective Date” means the date selected by the Debtors in consultation with the Creditors’ Committee that is a Business Day after the entry of the Confirmation Order on which:  (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article VIII.A have been satisfied or waived.

31. “Entity” means an “entity” (as that term is defined in Section 101(15) of the Bankruptcy Code).

32. “Equity Committee” means the Official Committee of Restricted Equity Security Holders of Xhibit Corp. appointed by the United States Trustee for the District of Arizona, pursuant to Section 1102 of the Bankruptcy Code, on March 4, 2015 [Docket No. 171].

33. “Equity Interest” means any equity interest in a Debtor that existed immediately prior to the Petition Date, including, without limitation:  (a) any common or restricted equity interest in a Debtor that existed immediately prior to the Petition Date, including, without limitation, all issued, unissued, authorized or outstanding shares of common stock or restricted stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests at any time; and (b) any preferred equity interest in a Debtor that existed immediately prior to the Petition Date, including, without limitation, all issued, unissued, authorized or outstanding shares of preferred stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests.

34. “Estate” means the estate of each Debtor created on the Petition Date by Section 541 of the Bankruptcy Code.

35. “Exculpated Parties” means, collectively, the Debtors, the officers and directors of the Debtors that served in such capacity at any time from and after the Petition Date, the Creditors’ Committee and the individual members thereof (solely in their capacity as such), the Equity Committee and the individual members thereof (solely in their capacity as such), the Liquidating Trustee, the Liquidating Trust Advisory Board and its individual members thereof (solely in their capacity as such) and each of their respective Representatives (each of the foregoing in its individual capacity as such).

36. “File” or “Filed” means, with respect to any pleading, entered on the docket of the Chapter 11 Cases and served in accordance with the Bankruptcy Rules.

37. “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.

38. “General Bar Date Order” means the Order Setting Bar Date For Filing (I) Proofs Of Claim, (II) Proofs Of Equity Interests, And (III) Requests For Payment Of Certain Administrative Claims; And Providing Notice Thereof entered by the Bankruptcy Court on April 23, 2015 [Docket No. 393].

39. “General Bar Date” means June 15, 2015, as established in the General Bar Date Order.

40. “General Unsecured Claims” means Claims against any Debtor that are not Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, Other Secured Claims, Intercompany Claims or Equity Interests.

41. “Governmental Bar Date” means July 21, 2015, which is the last day of a claim of a governmental unit (as such term is defined in Section 101(27) of the Bankruptcy Code) can be deemed timely filed in accordance with Section 502(b)(9) of the Bankruptcy Code, as stated in the General Bar Date Order.

42. “Impaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, “impaired” within the meaning of Sections 1123(a)(4) and 1124 of the Bankruptcy Code.

43. “Initial Distribution Date” means the date on which the SM Liquidating Trust shall make its initial Distribution, which shall be a date selected by the Liquidating Trustee.

44. “Intercompany Claims” means Claims held by a Debtor or Affiliate of the Debtors against another Debtor or Affiliate of the Debtors.

45. “Intercompany Interest” means any equity security of a Debtor that is held by another Debtor, including (a) all issued, unissued, authorized or outstanding shares of stock together with any warrants, options or contractual rights to purchase or acquire such Equity Securities at any time and all rights arising with respect thereto and (b) partnership, limited liability company or similar interest in a Debtor.

46. “Liquidating Trust Agreement” means that certain agreement establishing and delineating the terms and conditions of the SM Liquidating Trust, substantially in the form to be filed as part of the Plan Supplement.

47. “Liquidating Trust Assets” means all assets of the Debtors as of the Effective Date, including, without limitation, (a) all Cash on hand, (b) all proceeds of the Sale, (c) all rights under (i) the Asset Purchase Agreement and any payments owing to the Debtors thereunder, (ii) the Sale Order, and (iii) any other order of the Bankruptcy Court, (d) any Tax Refund, (e) all Retained Causes of Action, (f) all interests in real property, (g) all proceeds of any of the foregoing and all proceeds of any of the foregoing received by any person or Entity on or after the Effective Date, and (h) all of the Debtors’ books and records.

48. “Liquidating Trust Advisory Board” means those individuals appointed in accordance with the Liquidating Trust Agreement with the powers and responsibilities set forth in the Liquidating Trust Agreement.

49. “Liquidating Trust Expenses” means the fees and expenses of the Liquidating Trustee and the Liquidating Trust Advisory Board, including, without limitation, professional fees and expenses incurred by professionals retained by the Liquidating Trust Advisory Board and/or the Liquidating Trustee, and other expenses payable by the SM Liquidating Trust under the Plan and the Liquidating Trust Agreement.

50. “Liquidating Trust Fund” means the fund established pursuant to Article IV.B, among other things, to hold the Liquidating Trust Assets and make distributions on account of Claims in accordance with the terms of the Plan.

51. “Liquidating Trustee” means the person appointed by the Debtors and Creditors’ Committee in accordance with the Liquidating Trust Agreement to administer the SM Liquidating Trust.

52. “Purchaser” means SkyMall Holdings LLC, a Delaware limited liability company.

53. “Petition Date” means January 22, 2015, the date on which the Debtors Filed the Chapter 11 Cases.

54. “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan.

55. “Plan” means this joint plan of liquidation under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or herewith, as the case may be, and the Plan Supplement, which is incorporated herein by reference.

56. “Priority Non-Tax Claims” means Claims entitled to priority in payment pursuant to Sections 507(a)(4), 507(a)(5), 507(a)(7), or 507(a)(9) of the Bankruptcy Code.

57. “Priority Tax Claims” means Claims of governmental units of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

58. “Pro Rata” means the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of all Allowed Claims in such Class.

59. “Professional” means any person or Entity employed pursuant to a Final Order in accordance with Sections 327, 328 or 1103 of the Bankruptcy Code, and to be compensated for services rendered prior to and including the Effective Date pursuant to Sections 327, 328, 329, 330 or 331 of the Bankruptcy Code.

60. “Professional Compensation” means the fees and expenses of Professionals (including, without limitation: (a) success fees allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction, and (b) fees or expenses allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under Sections 328, 330(a), 331 or 503(b)(2-5) of the Bankruptcy Code.

61. “Quarterly Distribution Date” means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30 and December 31 of each calendar year).

62. “Ratable Proportion” means, with reference to any Distribution on account of any Allowed Claim in any Class, the ratio (expressed as a percentage) that the amount of the Allowed Claim bears to the aggregate amount of all Allowed and Disputed Claims in that Class.

63. “Record Date” means the record date for determining the entitlement of holders of Claims to receive Distributions under the Plan on account of Allowed Claims.  The Record Date shall be the date on which the Disclosure Statement Order is entered.

64. “Releasees” means, collectively, the Debtors’ Representatives, officers and directors of the Debtors that served in such capacity at any time from and after the Petition Date, the Creditors’ Committee and the individual members thereof in their capacity as such, the Equity Committee and the individual members thereof in their capacity as such, and each of their respective Representatives.

65. “Releasing Parties” means, collectively, holders of Claims voting to accept the Plan.

66. “Representatives” means, with regard to any Entity, its officers, directors, employees, advisors, attorneys, professionals, accountants, investment bankers, financial advisors, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals).

67. “Retained Causes of Action” mean all Causes of Action other than those Causes of Action that are released, compromised and/or settled pursuant to Article IX hereof.

68. “Rule 2004 Orders” mean the Order Granting Application for Rule 2004 Examination and Production of Documents Directed to the Debtors (Docket No. 287) and any order entered by the Bankruptcy Court granting the Application for Rule 2004 Examination of Jahm Najafi, TNC Group, Inc., SMXE Lending, LLC, X Shares, LLC, and XSE, LLC (Docket No. 186) and/or the Application for Rule 2004 Examination of Connexions Loyalty, Inc. (Docket No. 187).

69. “Sale” means the sale of certain assets by Debtor SkyMall, LLC to the Purchaser pursuant to the Asset Purchase Agreement and the Sale Order.

70. “Sale Closing Date” means April 3, 2015.

71. “Sale Order” means that certain Order Authorizing Sale of Certain Assets by Debtor SkyMall, LLC Free and Clear of Claims, Liens, Encumbrances and Other Interests, dated March 27, 2015 (Docket No. 316), which approved the Sale.

72. “Schedules” mean the schedules of assets and liabilities, schedules of executory contracts and statements of financial affairs filed by each of the Debtors pursuant to Section 521 of the Bankruptcy Code on February 23, 2015, as amended, in part, on February 23, 2015, and as may be further amended.

73. “Secured Claim” means a Claim that is secured (i) by a security interest or lien that is valid, perfected and enforceable under the Bankruptcy Code or applicable non-bankruptcy law or by reason of a Final Order; or (ii) as a result of rights of setoff under Section 553 of the Bankruptcy Code, but in any event only to the extent of the value, determined in accordance with Section 506(a) of the Bankruptcy Code, of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to such setoff, as the case may be.

74. “SM Liquidating Trust” means the Entity described in Article IV.B that will succeed to all of the assets and liabilities of the Estates, subject to the terms of the Plan, as of the Effective Date.

75. “U.S. Trustee” means the United States Trustee appointed under Section 591 of title 28 of the United States Code to serve in the District of Arizona.

76. “Unimpaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, not “impaired” within the meaning of Sections 1123(a)(4) and 1124 of the Bankruptcy Code.

B.	Rules of Interpretation

1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and the neutral gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words ‘‘herein,’’ “hereof” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings of Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2. The provisions of Fed. R. Bankr. P. 9006(a) shall apply in computing any period of time prescribed or allowed hereby.

3. All references herein to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

C.	Exhibits

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court not later than ten (10) days prior to the deadline to vote to accept or reject the Plan.  Such exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court.  Holders of Claims or Equity Interests may also obtain a copy of such exhibits, once filed, from the Debtors by a written request sent to the following address:

Quarles & Brady LLP
One Renaissance Square
Two N. Central Avenue
Phoenix, AZ 85004-2391
Attn: Jason Curry

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

A.	Administrative Claims

Subject to the provisions of Sections 328, 330(a) and 331 of the Bankruptcy Code, the SM Liquidating Trust shall pay each holder of an Allowed Administrative Claim the full unpaid amount of such Allowed Administrative Claim in Cash:  (i) on the Effective Date or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as practicable thereafter); (ii) if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due); (iii) at such time and upon such terms as may be agreed upon by such holder and the Debtors; or (iv) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided, however, that Administrative Claims do not include Administrative Claims Filed after the Administrative Bar Date or Administrative Claims Filed or asserted pursuant to Section 503(b)(9) after the General Bar Date.

1. Professional Compensation and Reimbursement Claims

The Bankruptcy Court shall fix in the Confirmation Order the date that is forty-five (45) days after the Effective Date for filing of, and a subsequent date to hear and determine, all applications for final allowances of Professional Compensation under Sections 328, 330(a) and 331 of the Bankruptcy Code or applications for allowance of Administrative Claims arising under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(6) of the Bankruptcy Code.  Notwithstanding any other provision of this Plan, the SM Liquidating Trust shall  pay Allowed Administrative Claims for Professional Compensation in full and in Cash within fifteen (15) days after entry of a final Order approving such Professional Compensation (unless the holder of any such Allowed Claim agrees to a different treatment).

B.	Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim against a Debtor agrees to a different treatment, the SM Liquidating Trust shall pay each holder of an Allowed Priority Tax Claim the full unpaid amount of such Allowed Priority Tax Claim under one of the following options (at the SM Liquidating Trust's sole and exclusive election): (i) payment on the Effective Date, (ii) payment on the date such Allowed Priority Tax Claim becomes an Allowed Claim, (iii) payment on the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law, or (iv) payment within the time specified under Bankruptcy Code §1129(a)(9).

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.	Summary

1. Except for Administrative Claims and Priority Tax Claims, all Claims against and Equity Interests in a particular Debtor are placed in Classes.  In accordance with Section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims and Priority Tax Claims, as described in Article II.

2. The following table classifies Claims against and Equity Interests in each Debtor for all purposes, including voting, confirmation and Distributions pursuant hereto and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code.  The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

3. Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights

1	Secured Claims	Unimpaired	Deemed to Accept
2	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
3	General Unsecured Claims	Impaired	Entitled to Vote
4	Equity Interests	Impaired	Deemed to Reject

B.	Classification and Treatment of Claims and Equity Interests

1. Secured Claims (Class 1)

(a) Classification:  Class 1 consists of Secured Claims.

(b) Treatment: On or as soon as practicable after the Effective Date, the SM Liquidating Trust shall pay each holder of an Allowed Secured Claim, at the SM Liquidating Trust’s sole and exclusive election, in full and final satisfaction of such Allowed Secured Claim, except to the extent any holder of an Allowed Secured Claim agrees to a different treatment, either:

(i) The collateral securing such Allowed Secured Claim; or

(ii) Cash in an amount equal to the value of the applicable Estate's interest in such collateral.

To the extent that the SM Liquidating Trust elects to pay the holder of an Allowed Secured Claim with the collateral securing such Allowed Secured Claim, the SM Liquidating Trust shall inform the holder of such Allowed Secured Claim of such election in writing and the SM Liquidating Trust shall adjust the Claims Register accordingly without the requirement to obtain any further order of the Court.

(c) Voting:  Class 1 is Unimpaired.  Holders of Secured Claims are conclusively deemed to have accepted the Plan and, therefore, are not entitled to vote on the Plan.

2. Priority Non-Tax Claims (Class 2)

(a) Classification:  Class 2 consists of Priority Non-Tax Claims.

(b) Treatment:  Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the SM Liquidating Trust, on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, the SM Liquidating Trust shall pay to each holder of an Allowed Priority Non-Tax Claim, in Cash, the full amount of such Allowed Priority Non-Tax Claim, in full satisfaction, settlement, release and discharge of, such Allowed Priority Non-Tax Claim.

(c) Voting:  Class 2 is Unimpaired.  Holders of Priority Non-Tax Claims are conclusively deemed to have accepted the Plan and, therefore, are not entitled to vote on the Plan.

3. General Unsecured Claims (Class 3)

(a) Classification:  Class 3 consists of General Unsecured Claims.

(b) Treatment:  On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date, the SM Liquidating Trust shall pay each holder of an Allowed General Unsecured Claim, in full and final satisfaction of such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Fund (after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Non-Tax Claims).

(c) Voting:  Class 3 is Impaired, and holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4. Equity Interests (Class 4)

(a) Classification: Class 4 consists of Equity Interests.

(b) Treatment: All Class 4 Allowed Equity Interests shall be cancelled upon the occurrence of the Effective Date.  Holders of Allowed Equity Interests shall receive in full, complete and final satisfaction of each such Allowed Equity Interest its Pro Rata Share of the remaining net distributable proceeds from the Liquidating Trust Fund, if any, realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.

(c) Voting: Class 4 is Impaired, and holders of Equity Interests conclusively are deemed to reject the Plan and, therefore, are not entitled to vote on the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the SM Liquidating Trust’s right to object to any Unimpaired Claim, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim(s).

D.	Non-Consensual Confirmation

The Debtors reserve the right to seek confirmation of the Plan under Section 1129(b) of the Bankruptcy Code.  To the extent that any Class votes to reject the Plan, the Debtors further reserve the right to modify the Plan in accordance with Article XI.C.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Appointment of the Liquidating Trustee and the Liquidating Trust Advisory Board

1. Prior to the filing of the Plan Supplement, (i) the Creditors’ Committee, in consultation with the Debtors, shall appoint the Liquidating Trustee and appoint two (2) members of the Liquidating Trust Advisory Board consisting of holders of General Unsecured Claims, and (ii) the Equity Committee, in consultation with the Debtors, shall appoint one (1) member of the Liquidating Trust Advisory Board, consisting of a restricted equity security holder of Xhibit Corp.  The Creditors’ Committee’s Professionals may be retained by the Liquidating Trust Advisory Board and/or the Liquidating Trustee, without further need for documentation or Bankruptcy Court approval, on the same terms and conditions in effect prior to the Effective Date.  All fees and expenses incurred by the professionals retained by the Liquidating Trust Advisory Board and/or the Liquidating Trustee following the Effective Date shall be paid by the SM Liquidating Trust from the Liquidating Trust Assets (after payment in full of all Allowed Administrative Claims) in accordance with the Liquidating Trust Agreement.  Professionals retained by individual Committee members of the Liquidating Trust Advisory Board shall not be paid by the SM Liquidating Trust.

2. The Liquidating Trustee shall serve at the direction of the Liquidating Trust Advisory Board and in accordance with the Liquidating Trust Agreement and the Plan, provided, however, the Liquidating Trust Advisory Board may not direct the Liquidating Trustee or the members of the Liquidating Trust Advisory Board to act inconsistently with their duties under the Liquidating Trust Agreement and the Plan.  The Liquidating Trust Advisory Board may replace the Liquidating Trustee in accordance with the provisions of the Liquidating Trust Agreement.

B.	The SM Liquidating Trust

1. Formation of the SM Liquidating Trust

On the Effective Date, the SM Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, inter alia, (a) administering the Liquidating Trust Fund, (b) prosecuting and/or resolving all Disputed Claims, (c) investigating and pursuing the Retained Causes of Action, and (d)making all Distributions to the Beneficiaries provided for under the Plan. The SM Liquidating Trust is intended to qualify as a liquidating trust pursuant to United States Treasury Regulation Article 301.7701-4(d).

2. Funding of the SM Liquidating Trust

On the Effective Date, the Liquidating Trust Fund shall vest automatically in the SM Liquidating Trust.  The Plan shall be considered a motion pursuant to Sections 105, 363 and 365 of the Bankruptcy Code for such relief.  The transfer of the Liquidating Trust Fund to the SM Liquidating Trust shall be made for the benefit and on behalf of the Beneficiaries.  The assets comprising the Liquidating Trust Fund will be treated for tax purposes as being transferred by the Debtors to the Beneficiaries pursuant to the Plan in exchange for their Allowed Claims and Equity Interests and then by the Beneficiaries to the SM Liquidating Trust in exchange for the beneficial interests in the SM Liquidating Trust.  The Beneficiaries shall be treated as the grantors and owners of the SM Liquidating Trust.  Upon the transfer of the Liquidating Trust Fund, the SM Liquidating Trust shall succeed to all of the Debtors’ rights, title and interest in the Liquidating Trust Fund, and the Debtors will have no further interest in or with respect to the Liquidating Trust Fund.

Except to the extent definitive guidance from the IRS or a court of competent jurisdiction (including the issuance of applicable Treasury Regulations, the receipt by the Liquidation Trustee of a private letter ruling if the Liquidating Trustee so requests one) indicates that such valuation is not necessary to maintain the treatment of the Liquidation Trust as a liquidating trust for purposes of the Internal Revenue Code and applicable Treasury Regulations, as soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trustee shall make a good faith valuation of the Liquidation Trust Assets, and (ii) the Liquidating Trustee shall establish appropriate means to apprise the Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the SM Liquidating Trust, the Beneficiaries and the Liquidating Trust Advisory Board) for all federal income tax purposes.  The Liquidating Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental unit.

C.	Rights and Powers of the Liquidating Trustee

The Liquidating Trustee shall be deemed the Estates’ representative in accordance with Section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under Sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules to act on behalf of the SM Liquidating Trust.  Without limiting the foregoing, the Liquidating Trustee will have the right to, among other things, (1) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (2) liquidate the assets transferred to the Liquidating Trust Fund on the Effective Date; (3) investigate, prosecute, settle, abandon or compromise any Retained Causes of Action; (4) make Distributions as contemplated hereby, (5) establish and administer any necessary reserves for Disputed Claims that may be required; (6) object to the Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (7) assert or waive any attorney-client privilege on behalf of the Debtors and their Estates with regard to acts or events during time periods prior to the Petition Date; and (8) employ and compensate professionals and other agents, including, without limitation, existing Professionals employed by the Debtors or the Creditors’ Committee in accordance with the Liquidating Trust Agreement or the Plan, provided, however, that any such compensation shall be made only out of the Liquidating Trust Fund, to the extent not inconsistent with the status of the SM Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes.

D.	Fees and Expenses of the SM Liquidating Trust

Subject to payment in full of all Allowed Administrative Claims, and except as otherwise ordered by the Bankruptcy Court, the Liquidating Trust Expenses on or after the Effective Date shall be paid in accordance with the Liquidating Trust Agreement without further order of the Bankruptcy Court.

E.	Semi-Annual Reports to Be Filed by the SM Liquidating Trust

The SM Liquidating Trust shall File semi-annual reports regarding the liquidation or other administration of property comprising the Liquidating Trust Fund, the Distributions made by it and other matters required to be included in such report in accordance with the Liquidating Trust Agreement.  (Beneficiaries may request copies of the semi-annual reports from the Liquidating Trustee.)  In addition, the SM Liquidating Trust will file tax returns as a grantor trust pursuant to United States Treasury Regulation Article 1.671-4(a).

From and after the Effective Date, neither the Liquidating Trustee nor the Debtors will have any obligation to file any reports with the SEC or otherwise comply with SEC reporting requirements or FINRA rules in relation to Xhibit (particularly given that all equity interests in Xhibit will be cancelled as of the Effective Date).

F.	Directors and Officers of the Debtors

The Debtors shall retain or employ at least one acting officer for the purposes of complying with the provisions of this Plan at the expense of the SM Liquidating Trust.  Any employee, officer or director not expressly retained on the Effective Date, shall be deemed to have been removed without cause effective as of the Effective Date.  The authority, power, and incumbency of such directors and officers shall be terminated, and they shall be released and discharged from all further duties, responsibilities, and obligations relating to and arising from the Chapter 11 Cases.  The SM Liquidating Trust may retain any of the Debtors' officers or employees from and after the Effective Date to provide services deemed necessary and appropriate by the Liquidating Trustee under terms acceptable to the Liquidating Trustee.

From and after the Effective Date, the Debtors may take actions relating to the final approval of Professional Compensation and any other actions necessary for implementation of the Plan.  All fees and expenses incurred by the Debtors' Professionals following the Effective Date shall be paid by the SM Liquidating Trust without further order of the Bankruptcy Court (unless disputed by the Liquidating Trustee, in which case such dispute will be presented to the Bankruptcy Court for resolution).

In addition, the SM Liquidating Trust will file tax returns as a grantor trust pursuant to United States Treasury Regulation Article 1.671-4(a).

The Debtors do not anticipate maintaining the Xhibit corporate shell or the other Debtor entities after the actions describe above have been concluded.  The Debtors will dissolve the Debtor entities in due course thereafter.

G.	Assets, Books and Records of the Debtors

On the Effective Date, each Debtor shall be deemed to have assigned, transferred and distributed to the SM Liquidating Trust the Liquidating Trust Assets, including all of the Debtors’ books and records.  For purposes of this Article, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located.  Notwithstanding the foregoing, the Debtors shall retain full access rights to books and records as necessary to perform post-Effective Date activities of the Debtors as provided in the Plan.

H.	Operations of the Debtors Between the Confirmation Date and the Effective Date

The Debtors shall continue to operate as Debtors in Possession during the period from the Confirmation Date through and until the Effective Date.

I.	Establishment of the Administrative Bar Date

1. The Plan establishes the Administrative Bar Date, which will be approved by the Bankruptcy Court pursuant to the Confirmation Order.

2. Except as otherwise provided in Article IV.I.4 hereof (with respect to Claims for Professional Compensation), on or before 5:00 p.m., prevailing Arizona time, on the Administrative Bar Date, each holder of an Administrative Claim (other than Administrative Claims barred pursuant to the General Bar Date Order) shall File with the Bankruptcy Court a request for payment of Administrative Claim.

3. The request for payment of an Administrative Claim will be timely Filed only if it is actually received by the Bankruptcy Court by 5:00 p.m., prevailing Arizona Time, on the Administrative Bar Date.

4. Notwithstanding anything in this Article IV.I.2 of the Plan, Professionals shall not be required to file a request for payment of any Administrative Claim for Professional Compensation on or before the Administrative Bar Date as such Professionals will instead file final fee applications as required by the Bankruptcy Code, Bankruptcy Rules and the Confirmation Order.

J.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Chapter 11 Cases are closed.

K.	Cancellation of Equity Interests

1. On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates and other documents evidencing the Equity Interests shall be deemed automatically cancelled and shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or in any way related thereto, including any obligation of the Debtors to pay any franchise or similar type taxes on account of such Equity Interests, shall be discharged, provided, however, that, in accordance with Article III.B.4, each holder of an Allowed Equity Interest shall receive its Pro Rata Share of the remaining net distributable proceeds, if any, realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.

2. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing shall be deemed automatically cancelled, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged.

L.	Equity Committee

As of the Effective Date, the Equity Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases.  The retention and employment of the Professionals retained by the Equity Committee shall terminate as of the Effective Date, provided, however, that the Equity Committee shall exist, and its Professionals shall be retained, after such date solely with respect to applications Filed pursuant to Sections 328, 330 and 331 of the Bankruptcy Code.

M.	Creditors’ Committee

As of the Effective Date, the Creditors’ Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases.  The retention and employment of the Professionals retained by the Creditors’ Committee shall terminate as of the Effective Date, provided, however, that the Creditors’ Committee shall exist, and its Professionals shall be retained, after such date with respect to applications Filed pursuant to Sections 328, 330 and 331 of the Bankruptcy Code and motions seeking the enforcement of the provisions of the Plan or the Confirmation Order.

N.	Transfer of Beneficial Interests in SM Liquidating Trust

Beneficial interests in the SM Liquidating Trust shall be nontransferable except upon death of the interest holder or by operation of law.  The SM Liquidating Trust shall not have any obligation to recognize any transfer of Claims or Equity Interests occurring after the Record Date.

ARTICLE V.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distribution Dates

The SM Liquidating Trust shall make Distributions to holders of Claims (and, if all Claims are paid in full, Equity Interests) as provided in Articles II and III of the Plan.  Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee may, in its sole discretion, make a full or partial Pro Rata Distribution to holders of Class 3 General Unsecured Claims on the Initial Distribution Date and/or a Quarterly Distribution Date.

B.	Disputed Reserves

1. Establishment of Disputed Reserves

On the Initial Distribution Date and/or Quarterly Distribution Dates on which Distributions are made, the SM Liquidating Trust shall establish a separate Disputed Reserve for Disputed Claims, each of which Disputed Reserves shall be administered by the SM Liquidating Trust. The SM Liquidating Trust shall reserve in Cash or other property, for Distribution on account of each Disputed Claim, the full amount of the Distribution that would have been made with respect to such Disputed Claim if it was then an Allowed Claim (or with respect to such lesser amount as may be estimated by the Bankruptcy Court in accordance with Article VI.D hereof).

2.  Maintenance of Disputed Reserves

The SM Liquidating Trust shall hold property in the Disputed Reserves in trust for the benefit of the holders of Claims ultimately determined to be Allowed.  Each Disputed Reserve shall be closed and extinguished by the SM Liquidating Trust when all Distributions and other dispositions of Cash or other property required to be made hereunder will have been made in accordance with the terms of the Plan.  Upon closure of a Disputed Reserve, all Cash (including any Cash Investment Yield) or other property held in that Disputed Reserve shall revest in and become unrestricted property of the SM Liquidating Trust.  All funds or other property that vest or revest in the SM Liquidating Trust pursuant to this paragraph shall be (a) used to pay the fees and expenses of the SM Liquidating Trust as and to the extent set forth in the Liquidating Trust Agreement, and (b) thereafter distributed on a Pro Rata basis to holders of Allowed Claims.

C.	Quarterly Distributions

Any Distribution that is not made on the Initial Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that Distribution is not an Allowed Claim on such date, shall be held by the SM Liquidating Trust in a Disputed Reserve pursuant to Article V.B and Distributed (in full, in the case of Administrative Expense Claims, Priority Tax Claims or Priority Non-Tax Claims; and up to its Ratable Proportion with respect to the General Unsecured Claims in Class 3) on the first Quarterly Distribution Date after such Claim is Allowed.  No interest shall accrue or be paid on the unpaid amount of any Distribution paid on a Quarterly Distribution Date in accordance with this Article V.C.

D.	Record Date for Distributions

Except as otherwise provided in a Final Order of the Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date will be treated as the holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Record Date.  The SM Liquidating Trust shall have no obligation to recognize any transfer of any Claim occurring after the Record Date.  In making any Distribution with respect to any Claim, the SM Liquidating Trust shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of Claim Filed with respect thereto or on the Schedules as the holder thereof as of the close of business on the Record Date and upon such other evidence or record of transfer or assignment that are known to the SM Liquidating Trust as of the Record Date.

Similarly, the holders of Equity Interests will be determined as of the Record Date (based on the proofs of interest filed with the Court).  The SM Liquidating Trust shall have no obligation to recognize any transfer of any Equity Interest occurring after the Record Date.  In making any Distribution with respect to any Equity Interest, the SM Liquidating Trust shall be entitled to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of interest Filed with respect thereto as of the close of business on the Record Date and upon such other evidence or record of transfer or assignment that is known to the SM Liquidating Trust as of the Record Date.

E.	Delivery of Distributions

1. General Provisions; Undeliverable Distributions

Subject to Bankruptcy Rule 9010 and except as otherwise provided herein, Distributions to the holders of Allowed Claims shall be made by the SM Liquidating Trust at (a) the address of each holder as set forth in the Schedules, unless superseded by the address set forth on proofs of Claim Filed by such holder or (b) the last known address of such holder if no proof of Claim is Filed or if the Debtors have been notified in writing of a change of address.  If any Distribution is returned as undeliverable, the SM Liquidating Trust may, in its discretion, make reasonable efforts to determine the current address of the holder of the Claim with respect to which the Distribution was made as the SM Liquidating Trust deems appropriate, but no Distribution to any such holder shall be made unless and until the SM Liquidating Trust has determined the then-current address of such holder, at which time the Distribution to such holder shall be made to the holder without interest.  Amounts in respect of any undeliverable Distributions made by the SM Liquidating Trust shall be returned to, and held in trust by, the SM Liquidating Trust until the Distributions are claimed or are deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code, as set forth below in Article V.E.3.  The SM Liquidating Trust shall have the discretion to determine how to make Distributions in the most efficient and cost-effective manner possible; provided, however, that its discretion may not be exercised in a manner inconsistent with any express requirements of the Plan or the Liquidating Trust Agreement.  On or about the time that the final Distribution is made, the Liquidating Trustee may make a charitable donation with undistributed funds if, in the reasonable judgment of the Liquidating Trustee, the cost of calculating and making the final Distribution of the remaining funds is excessive in relation to the benefits to the holders of Claims or Equity Interests who would otherwise be entitled to such Distributions, and such charitable donation is provided to an entity not otherwise related to the Debtors or the Liquidating Trustee.

2. Minimum Distributions

Notwithstanding anything herein to the contrary, if a Distribution to be made to a holder of an Allowed Claim or Equity Interest on the Initial Distribution Date or any subsequent date for Distributions would be $50 or less in the aggregate, no such Distribution will be made to that holder unless a request therefor is made in writing to the Liquidating Trustee no later than twenty (20) days after the Effective Date.

3. Unclaimed Property

Except with respect to property not Distributed because it is being held in a Disputed Reserve, Distributions that are not claimed by the later of the expiration of six (6) months from the Effective Date or ninety (90) days after the date of a Distribution shall be deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code and shall vest or revest in the SM Liquidating Trust, and the Claims or Equity Interests with respect to which those Distributions are made shall be automatically cancelled.  After the expiration of that period, the claim of any Entity to those Distributions shall be discharged and forever barred.  Nothing contained in the Plan shall require the SM Liquidating Trust to attempt to locate any holder of an Allowed Claim.  All funds or other property that vests or revests in the SM Liquidating Trust pursuant to this Article shall be distributed by the Liquidating Trustee to the other holders of Allowed Claims or Equity Interests in accordance with the provisions of the Plan or the Liquidating Trust Agreement.

F.	Surrender of Cancelled Instruments and Securities

1. Generally

Except as set forth in Article V.G hereof, as a condition precedent to receiving any Distribution hereunder on account of an Allowed Claim or Equity Interest evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof, the holder of such Claim or Equity Interest shall tender such instrument, security or other documentation evidencing such Claim to the SM Liquidating Trust (except as set forth in Article V.G hereof).  Any Distributions pursuant to the Plan on account of any Claim evidenced by such instruments, securities or other documentation shall, pending such surrender, be treated as an undeliverable Distribution in accordance with Article V.E hereof.

2. Failure to Surrender Cancelled Instruments

If any holder of an Allowed Claim or Equity Interest evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof fails to surrender such instrument, security or other documentation or comply with the provisions of Article V.F.1 hereof within six (6) months after the Effective Date, its Claim for a Distribution under the Plan on account of such instrument, security or other documentation shall be discharged, and such holder shall be forever barred from asserting such Claim against the SM Liquidating Trust or its property. In such case, any property held on account of such Claim shall be disposed of pursuant to the provisions set forth in Article V.E.3 hereof.

G.	Lost, Stolen, Mutilated or Destroyed Instrument or Security

Any holder of an Allowed Claim evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, security or documentation: (a) deliver to the SM Liquidating Trust (i) an affidavit of loss reasonably satisfactory to the Liquidating Trustee setting forth the unavailability of such instrument, security or other documentation and (ii) such additional security or indemnity as may reasonably be requested by the Liquidating Trustee to hold the SM Liquidating Trust harmless from any damages, liabilities or costs incurred in treating such Entity as a holder of an Allowed Claim and (b) satisfy any other requirement under any other relevant document. Upon compliance with this Article V.G by a holder of an Allowed Claim evidenced by such instrument, security or other documentation, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument, security or other documentation.

H.	Manner of Cash Payments Under the Plan or the Liquidating Trust Agreement

Cash payments made pursuant to the Plan or the Liquidating Trust Agreement shall be in United States dollars by checks drawn on a domestic bank selected by the SM Liquidating Trust or by wire transfer from a domestic bank, at the option of the SM Liquidating Trust.

I.	Time Bar to Cash Payments by Check

Checks issued by the SM Liquidating Trust on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof.  Requests for the reissuance of any check that becomes null and void pursuant to this Article V.I. shall be made directly to the Liquidating Trustee by the holder of the Allowed Claim to whom the check was originally issued.  Any Claim in respect of such voided check shall be made in writing on or before the later of six (6) months from the Effective Date or ninety (90) days after the date of issuance thereof.  After that date, all Claims in respect of void checks shall be discharged and forever barred and the proceeds of those checks shall revest in and become the property of the SM Liquidating Trust as unclaimed property in accordance with Section 347(b) of the Bankruptcy Code and be distributed as provided in Article V.E.3.

J.	Limitations on Funding of Disputed Reserves

Except as expressly set forth in the Plan, neither the Debtors nor the Liquidating Trustee shall have any duty to fund the Disputed Reserves.

K.	Compliance with Tax Requirements

In connection with making Distributions under this Plan, to the extent applicable, the SM Liquidating Trust shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to this Plan shall be subject to such withholding and reporting requirements.  The SM Liquidating Trust may withhold the entire Distribution due to any holder of an Allowed Claim until such time as such holder provides the necessary information to comply with any withholding requirements of any governmental unit.  Any property so withheld will then be paid by the Liquidating Trustee to the appropriate authority.  If the holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any governmental unit within six months from the date of first notification to the holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then such holder's Distribution shall be treated as an undeliverable Distribution in accordance with Article V.E.1.

L.	No Payments of Fractional Dollars

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional dollars shall be made pursuant to the Plan. Whenever any payment of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fraction to the nearest whole dollar.

M.	Setoff and Recoupment

The SM Liquidating Trust may, but shall not be required to, setoff against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any claims or defenses of any nature whatsoever that any of the Debtors, the Estates or the SM Liquidating Trust may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Estates or the SM Liquidating Trust of any right of setoff or recoupment that any of them may have against the holder of any Claim.

ARTICLE VI.

DISPUTED CLAIMS

A.	No Distribution Pending Allowance

Notwithstanding any other provision of the Plan, the Liquidating Trustee shall not Distribute any Cash or other property on account of any Disputed Claim unless and until such Claim becomes Allowed.  Nothing contained herein, however, shall be construed to prohibit or require payment or distribution on account of any undisputed portion of a Claim.  Nothing herein shall preclude the Liquidating Trustee from making Distributions on account of the undisputed portions of Disputed Claims.

B.	Resolution of Disputed Claims and Equity Interests

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Liquidating Trustee shall have the right to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) to make, File, prosecute, settle, compromise, withdraw or resolve objections to Claims or Equity Interests.  The costs of pursuing the objections to Claims and Equity Interests shall be borne by the SM Liquidating Trust.  From and after the Confirmation Date, all objections with respect to Disputed Claims and disputed Equity Interests shall be litigated to a Final Order except to the extent, subject to the approval of the Liquidation Trust Advisory Board in accordance with the terms of the Liquidation Trust Agreement, the Liquidation Trustee elects to withdraw any such objection or the Liquidating Trustee and the claimant elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any Disputed Claim or disputed Equity Interessts without approval of the Bankruptcy Court.

C.	Objection Deadline

All objections to Disputed Claims shall be Filed and served upon the holders of each such Claim not later than six (6) months after the Effective Date, unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

If and when the Liquidating Trustee ever determines that there is likely to be remaining net distributable proceeds realized by the SM Liquidating Trust after the payment in full of all Liquidating Trust Expenses, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date, the Liquidating Trustee will file a notice to this effect with the Bankruptcy Court.  All objections to disputed Equity Interests shall be Filed and served upon the holders of each such Equity Interest not later than three (3) months after the date the notice is Filed, unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

D.	Estimation of Claims

At any time, (a) prior to the Effective Date, the Debtors, and (b) subsequent to the Effective Date, the Liquidating Trustee, may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the SM Liquidating Trust have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection.  If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, the Debtors or the SM Liquidating Trust, as applicable, may elect to pursue supplemental proceedings to object to the ultimate allowance of the Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Court.

E.	Disallowance of Claims

1. Except as otherwise agreed, any and all proofs of Claim Filed after the General Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice or action, order or approval of the Bankruptcy Court, and holders of such Claims may not receive any Distributions on account of such Claims, unless on or before the Confirmation Date the Bankruptcy Court has entered an order deeming such Claim to be timely filed, provided, however, that such Claims shall be deemed Allowed (unless Disputed) after the payment in full of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims, and all Allowed General Unsecured Claims, with interest accrued from and after the Petition Date.  For the avoidance of doubt, holders of Equity Interests shall not be paid from the Liquidating Trust Fund unless and until the full payment of all Allowed Claims for which a proof of Claim was Filed after the General Bar Date.

2. Any Claims held by Entities from which property is recoverable under Section 542, 543, 550 or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under Section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, provided that such Cause of Action is a Retained Cause of Action, shall be deemed disallowed pursuant to Section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors.

F.	Adjustment Without Objection

Any Claim or Equity Interest that has been paid or satisfied, or any Claim or Equity Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register at the direction of the Debtors or the Liquidating Trustee, as applicable, without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

EXCEPT AS PROVIDED HEREIN OR OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE GENERAL BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A FINAL ORDER.

ARTICLE VII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except for the executory contracts and unexpired leases listed on Exhibit II, if any, and except to the extent that a Debtor either previously has assumed, assumed and assigned or rejected an executory contract or unexpired lease by an order of the Bankruptcy Court or has filed a motion to assume or assume and assign an executory contract or unexpired lease prior to the Effective Date, each executory contract and unexpired lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code.  Each such contract and lease will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease.  The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections effective as of the Effective Date  pursuant to Sections 365(a) and 1123 of the Bankruptcy Code and that the rejection thereof is in the best interest of the Debtors, their Estates and all parties in interest in the Chapter 11 Cases.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Claims created by the rejection of executory contracts and unexpired leases pursuant to Article VII.A of the Plan, or the expiration or termination of any executory contract or unexpired lease prior to the Effective Date, must be filed with the Bankruptcy Court and served on the Debtors no later than thirty (30) days after the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article VII.A for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtors, the Estates, their successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Claims shall, as of the Effective Date, be subject to the discharge and permanent injunction set forth in Article IX.E.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims under the Plan and shall be subject to the provisions of Article III of the Plan.

C.	Executory Contracts and Unexpired Leases to Be Assumed

1. Assumption Generally

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors shall assume each of the respective executory contracts and unexpired leases, if any, listed on Exhibit II; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to, in consultation with the Creditors’ Committee, amend Exhibit II to: (a) delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant hereto; or (b) add any executory contract or unexpired lease to Exhibit II, thus providing for its assumption pursuant to this Article VII.C.  The Debtors shall provide notice of any amendments to Exhibit II to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then-applicable service list in the Bankruptcy Cases.  Nothing herein shall constitute an admission by a Debtor that any contract or lease is an executory contract or unexpired lease or that a Debtor has any liability thereunder.

2. Assumptions of Executory Contracts and Unexpired Leases

Each executory contract or unexpired lease assumed under this Article VII.C shall include any modifications, amendments, supplements or restatements to such contract or lease.

3. Assignments Related to Post-Effective Date Transactions

As of the Effective Date, any executory contract or unexpired lease assumed under this Article VII.C shall be deemed assigned to the Liquidating Trust, pursuant to section 365 of the Bankruptcy Code.

D.	Payments Related to the Assumption of Executory Contracts and Unexpired Leases

The Cure Amount Claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code: (1) by payment of the Cure Amount Claim in Cash on or after the Effective Date; or (2) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.  Pursuant to section 365(b)(2)(D) of the Bankruptcy Code, no Cure Amount Claim shall be allowed for a penalty rate or other form of default rate of interest.  If there is an unresolved dispute regarding: (1) the amount of any Cure Amount Claim; (2) the ability of the Liquidating Trustee or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (3) any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code shall be made following the resolution of such dispute by the parties or the entry of a Final Order resolving the dispute and approving the assumption.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived:

1. The Confirmation Order has become a Final Order.

2. The Confirmation Order shall be in full force and effect.

3.  Notwithstanding the foregoing, the Debtors reserve, in their sole discretion, the right to waive the occurrence of any condition precedent to the Effective Date or to modify any of the foregoing conditions precedent.  Any such written waiver of a condition precedent set forth in this Article may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.  Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.

ARTICLE IX.

RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A.	Compromise and Settlement

Pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all Claims, as well as a finding by the Bankruptcy Court that such compromise or settlement is fair, equitable, reasonable and in the best interests of the Debtors, the Estates and holders of Claims.

B.	Releases by the Debtors

1. Releases by the Debtors.  Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, for the good and valuable consideration provided by each of the Releasees, including, without limitation: (a) the satisfaction and elimination of debt and all other good and valuable consideration paid pursuant to the Plan or otherwise; and (b) the services of the Debtors’ officers and directors in facilitating the expeditious implementation of the Sale, each of the Debtors and their respective Estates hereby provides a full release, waiver and discharge to the Releasees (and each such Releasee so released shall be deemed released and discharged by the Debtors) and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place during the period of the Petition Date through the Effective Date in any way related to the Debtors' Chapter 11 Cases, including, without limitation, those that any of the Debtors or the SM Liquidating Trust would have been legally entitled to assert or that any holder of a Claim or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or Estates and further including those in any way related to the Chapter 11 Cases or the Plan;  provided, however, that the foregoing provisions of this Article IX.B.1 shall have no effect on the liability of any Releasee that results from any act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.  For the avoidance of doubt, nothing in this Article IX.B.1 shall be construed as a release of any Cause of Action against the Releasees based upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to the Petition Date.

2. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases set forth in this Article IX.B pursuant to Bankruptcy Rule 9019 and its finding that they are: (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (b) in the best interests of the Debtors and all holders of Claims; (c) fair, equitable and reasonable; (d) approved after due notice and opportunity for hearing; and (e) a bar to any of the Debtors or the Liquidating Trustee.

C.	Exculpation

Notwithstanding anything contained in the Plan to the contrary, the Exculpated Parties shall neither have nor incur any liability to any Entity for any and all Claims and Causes of Action arising on or after the Petition Date, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Plan, the Disclosure Statement, Liquidating Trust Agreement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the Sale or the liquidation of the Debtors; provided, however, that the foregoing provisions of this Article IX.C shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above-referenced documents.

D.	Releases by Holders of Claims Who Vote for the Plan

Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, from and after the Effective Date, all Releasing Parties shall be deemed to have forever released, waived and discharged the Releasees from all causes of action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place after the Petition Date in any way related to the Debtors, the Chapter 11 Cases or the Plan.

E.	Injunction

1. The rights afforded in the Plan and the treatment of all Claims in the Plan shall be in exchange for and in complete satisfaction of Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors, their successors and assigns  or any of their assets or properties.  On the Effective Date, all such Claims against the Debtors shall be satisfied and released in full.

2. Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, all Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim satisfied and released hereby, from:

(a) commencing or continuing in any manner any action or other proceeding of any kind against any of the Debtors, the SM Liquidating Trust, their successors and assigns, and any of their assets and properties;

(b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, the SM Liquidating Trust, their successors and assigns, and any of their assets and properties;

(c) creating, perfecting or enforcing any encumbrance of any kind against any Debtor, the SM Liquidating Trust, their successors and assigns,  and any of their assets and properties;

(d) asserting any right of setoff or subrogation of any kind against any obligation due from any Debtor, the SM Liquidating Trust or their successors and assigns, or against any of their assets and properties, except to the extent a right to setoff or subrogation is asserted with respect to a timely filed proof of claim; or

(e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Cause of Action released or settled hereunder.

3. From and after the Effective Date, all Releasing Parties are permanently enjoined from commencing or continuing in any manner against the Releasees, their successors and assigns, and any of their assets and properties, any suit, action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or the Confirmation Order.

F.	Releases of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against property of the Estates shall be fully released and discharged and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interest shall revert to the Debtors and the Liquidating Trustee.

G.	Consolidation For Voting Purposes

1.           The Plan shall serve as a motion by the Debtors seeking entry of an order consolidating the Debtors and their Estates solely for the purposes associated with voting on the Plan.

2.           The entry of the Confirmation Order shall constitute approval by the Bankruptcy Court of the consolidation of the Debtors and their Estates solely for purposes of voting on the Plan.  For the avoidance of doubt, the limited consolidation provided for herein shall not extinguish any Intercompany Claim or Intercompany Interest against any of the Debtors.

3.           Any Holder of multiple Allowed Claims against more than one Debtor that arise from the contractual, joint, joint and several, or several liability of such Debtors, the guaranty by one Debtor of another Debtor’s obligation or other similar circumstances, shall be entitled to one Allowed Claim that, in the aggregate, does not exceed the amount of the underlying Claim giving rise to such multiple Claims.  Claims against more than one of the Debtors arising from the same injury, damage, cause of action or common facts shall be Allowed only once.

H.	Preservation of Rights of Action

1. Vesting of Causes of Action

(a) Except as otherwise provided in the Plan or Confirmation Order, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Retained Causes of Action that the Debtors may hold against any Entity shall vest upon the Effective Date in the SM Liquidating Trust.  Retained Causes of Action include, but are not limited to, (i) preference, fraudulent transfer and other avoidance claims pursuant to chapter 5 of the Bankruptcy Code and state law counterparts and (ii) state and common law claims for breach of fiduciary duty, as against former directors or officers of the Debtors for action or inactions occurring prior to the Petition Date.  These claims shall be preserved and transferred to the SM Liquidating Trust.  The Retained Causes of Action shall not include any claims released pursuant to Article IX of the Plan.  Additionally, the rights and powers vested in the Creditors’ Committee pursuant to the 2004 Orders shall vest upon the Effective Date in the SM Liquidating Trust.  The Bankruptcy Court shall retain jurisdiction following the Effective Date with respect to all matters concerning the interpretation or implementation of the Rule 2004 Orders.

(b) Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Retained Causes of Action, in accordance with the terms of the Liquidating Trust Agreement and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases.

(c) Retained Causes of Action and any recoveries therefrom shall remain the sole property of the SM Liquidating Trust (for the beneficiaries of the SM Liquidating Trust), and holders of Claims shall have no right to any such recovery.

2. Preservation of All Retained Causes of Action Not Expressly Settled or Released

(a) Unless a Retained Cause of Action against a holder or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order), the Debtors and the Liquidating Trustee expressly reserve such Retained Cause of Action for later adjudication by the Debtors or the Liquidating Trustee (including, without limitation, Retained Causes of Action not specifically identified or described in the Plan Supplement or elsewhere or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Disclosure Statement, Plan or Confirmation Order, except where such Retained Causes of Action have been released in the Plan (including, without limitation, and for the avoidance of doubt, the releases contained in Article IX.B.1) or any other Final Order (including the Confirmation Order).  In addition, the Debtors and Liquidating Trustee expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

(b) Subject to the immediately preceding paragraph, any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors, should assume that any such obligation, transfer or transaction may be reviewed by the Liquidating Trustee subsequent to the Effective Date and may be the subject of an action after the Effective Date, regardless of whether: (i) such Entity has filed a proof of claim against the Debtors in the Chapter 11 Cases; (ii) the Debtors or Liquidating Trustee have objected to any such Entity’s proof of claim; (iii) any such Entity’s Claim was included in the Schedules; (iv) the Debtors or Liquidating Trustee have objected to any such Entity’s scheduled Claim; or (v) any such Entity’s scheduled Claim has been identified by the Debtors or Liquidating Trustee as disputed, contingent or unliquidated.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as is legally permissible, including, without limitation, jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3. resolve any matters related to the assumption, assignment or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including those matters related to any amendment to the Plan after the Effective Date pursuant to Article XI.C adding executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

4. ensure that Distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished pursuant to the provisions of the Plan;

5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including, without limitation, Retained Causes of Action, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Liquidating Trustee after the Effective Date, provided, however, that the Liquidating Trustee shall reserve the right to commence actions in all appropriate jurisdictions;

6. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, Plan Supplement or the Disclosure Statement;

7. resolve any cases, controversies, suits or disputes that may arise in connection with the Effective Date, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

8. issue and enforce injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan;

9. enforce Article IX.A, Article IX.B, Article IX.C and Article IX.D;

10. enforce the Injunction set forth in Article IX. E;

11. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article IX, and enter such orders as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

12. enter and implement such orders as necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

13. resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement; and

14. enter an order and/or the decree contemplated in Fed. R. Bankr. P. 3022 closing the Chapter 11 Cases.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

A.	Final Fee Applications

The deadline for submission by Professionals of applications for Bankruptcy Court approval of Professional Compensation shall be forty-five (45) days after the Effective Date.

B.	Payment of Statutory Fees

All fees payable pursuant to Section 1930 of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid prior to the closing of the Chapter 11 Cases on the earlier of when due or the Effective Date, or as soon thereafter as practicable by the SM Liquidating Trust.

C.	Modification of Plan

Subject to the limitations contained in the Plan: (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, after consultation with the Creditors’ Committee, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy Section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors or the Liquidating Trustee, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

D.	Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order, after consultation with the Creditors’ Committee, and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan or if entry of the Confirmation Order or the Effective Date does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

E.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

F.	Governing Law

Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof.

G.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order.  Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the holders of Claims or Equity Interests or other parties-in-interest; or (2) any holder of a Claim or other party-in-interest prior to the Effective Date.

H.	Section 1146 Exemption

Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

I.	Section 1125(e) Good Faith Compliance

The Debtors, the Creditors’ Committee and its individual members, and each of their respective Representatives, shall be deemed to have acted in “good faith” under Section 1125(e) of the Bankruptcy Code.

J.	Further Assurances

The Debtors, Liquidating Trustee, all holders of Claims receiving Distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

K.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid as follows:

To the Debtors:

Quarles & Brady LLP
One Renaissance Square
Two N. Central Avenue
Phoenix, AZ 85004-2391
Attn:  John A. Harris, Esq.

To the Creditors’ Committee:

Cooley LLP
1114 Avenue of the Americas
New York, New York 10036
Attn:  Jeffrey L. Cohen, Esq.
           Seth Van Aalten, Esq.

L.	Filing of Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

M.	No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Fed. R. Bankr. P. 3020(e) and 7062.

N.	Aid and Recognition

The Debtors or Liquidating Trustee, as the case may be, shall, as needed to effect the terms hereof, request the aid and recognition of any court or judicial, regulatory or administrative body in any province or territory of Canada or any other nation or state.

*  *  *  *  *

Dated:           June 22, 2015

XHIBIT CORP., on behalf of all Debtors
By:	________________________
Name:	Scott Wiley
Title:	Its Authorized Signatory

OFFICIAL COMMITTEE OF UNSECURED CREDITORS
By:	________________________
Name:	________________________
Title:	Its ______________________

SUBMITTED this 22nd day
of June, 2015:

John A. Harris Robert P. Harris Lori L. Winkelman Jason D. Curry Quarles & Brady LLP One Renaissance Square Two North Central Avenue Phoenix, Arizona 85004	Jeffrey L. Cohen Seth Van Aalten Cooley LLP 1114 Avenue of the Americas New York, NY 10036

EXHIBIT B

SUMMARY REGARDING PROOFS OF CLAIM AND

ADMINISTRATIVE EXPENSE CLAIM REQUESTS
XHIBIT CORP., et al. SUMMARY OF PROOFS OF CLAIM FILED AS OF
 GENERAL CLAIM BAR DATE 1

Total Administrative Claims Filed - 18	Aggregate Dollar Amount of Claims Asserted
7 Proofs of Claim (1 duplicate) against SkyMall, LLC asserting administrative tax claims (under review by Debtors)	$57,343.81
3 Applications filed against SkyMall, LLC asserting Bankruptcy Code § 503(b)(9) claims (disputed)	$237,403.56 2
1 Proof of Claim filed against SkyMall, LLC asserting Bankruptcy Code § 503(b)(9) claim (disputed)	$1,088.00
4 Applications filed against SkyMall, LLC asserting Bankruptcy Code § 503(b) claims (disputed)	$169,403.56
1 Proof of Claim against Xhibit Corp. asserting an intercompany claim	$31,804.13
1 Proof of Claim against Stacked Digital, LLC asserting an intercompany claim	$1,750.54
Connexions Loyalty, Inc. Application filed against SkyMall, LLC - duplicate application filed against Xhibit Corp. (disputed)	$909,229.12 3

1 The figures reflected herein reflect the full face amounts asserted in proofs of claim or motions for allowance of administrative expense claims filed as of the General Claim Bar Date. All objections with respect to the proofs of claim and allowance motions have been fully reserved.

2 Certain vendors (i.e., HSN Improvements LLC and Cinmar, LLC (filed jointly), Hammacher, Schlemmer & Co., Inc. and Underboss Productions, LLC) have filed applications for allowance of administrative expense claims [Docket Nos. 298, 506 and 540] asserting claims against SkyMall under Section 503(b)(9) of the Bankruptcy Code that total $237,403.56. The Debtors dispute that these claims are entitled to administrative expense priority under Section 503(b)(9) because, among other reasons, SkyMall did not receive goods from these vendors within 20 days of the Petition Date. The Debtors also dispute the request by HSN Improvements LLC and Cinmar, LLC for the Court to impose a constructive trust against SkyMall in the amount of not less than $477,184.41 ($308,524.55 for payments that SkyMall allegedly should have turned over to HSN; and $168,659.86 for payments that SkyMall allegedly should have turned over to Cinmar). While these vendors may have unsecured claims in some amount against SkyMall, they are not entitled to any constructive trust remedy which would prefer these vendors over other creditors. HSN Improvements, LLC and Cinmar, LLC also have each filed a proof of claim against SkyMall, LLC asserting unsecured and priority claims.

3 Connexions has filed an application for allowance of an administrative expense claim against SkyMall in the amount of $909,229.12 [Docket No. 537]. The Debtors dispute substantial components of this administrative expense claim. If and to the extent allowed, this administrative expense claim would be satisfied from funds held in escrow pursuant to the MIPA.

Total Priority Claims (Tax) Filed - 31	Aggregate Dollar Amount of Claims Asserted
25 Proofs of Claim (1 duplicate) against SkyMall, LLC asserted by Tax Authorities (disputed)	$303,842.13
1 Proof of Claim against Xhibit Corp. asserted by Tax Authority (disputed)	$200.00
1 Proof of Claim against Xhibit Interactive, LLC asserted by Tax Authority (disputed)	$413,855.42
1 Proof of Claim against SpyFire Interactive, LLC asserted by Tax Authority (disputed)	$1,776.29
1 Proof of Claim against Stacked Digital, LLC asserted by Tax Authority (disputed)	$100.00
2 Proofs of Claim against SkyMall Interests, LLC asserted by Tax Authority (disputed)	$3,192.19 4
Total Priority Claims (Severance) Filed - 42	Aggregate Dollar Amount of Claims Asserted
41 Proofs of Claim (1 duplicate) against SkyMall, LLC asserted by former employees (disputed)	$1,123,894.56 5
1 Proof of Claim against Xhibit Corp. asserted by former employee (disputed)	$62,906.36
Total Priority Claims (Other) Filed - 3	Aggregate Dollar Amount of Claims Asserted
3 Proofs of Claim against SkyMall, LLC asserting priority claims (disputed)	$945,963.69

4           Claim for $3,092.19 asserted by Texas Comptroller of Accounts was also filed against SkyMall, LLC.

5           Former employees have asserted severance claims against SkyMall as Priority Claims totaling $1,123,894.56.  Whether such claims will be Allowed, and whether any part of any such Allowed Claims will be entitled to priority under Section 507(a)(4) of the Bankruptcy Code remains subject to review and objection by the Debtors, the Creditors' Committee and/or the Liquidating Trustee.

Total Secured Claims Filed - 4	Aggregate Dollar Amount of Claims Asserted
3 Proofs of Claim against SkyMall, LLC asserting secured claims (disputed)	$1,526,461.10 6
1 Proof of Claim against SkyMall, LLC asserting secured tax claim (disputed)	$5,234.00
Total Unsecured Claims Filed - 336 7	Aggregate Dollar Amount of Claims Asserted
287 Proofs of Claim against SkyMall, LLC asserting unsecured claims (disputed)	$20,749,133.87
28 Proofs of Claim against Xhibit Corp. asserting unsecured claims (disputed)	$16,357,996.42
4 Proofs of Claim against Xhibit Interactive, LLC asserting unsecured claims (disputed)	$274,302.14
4 Proofs of Claim against FlyReply Corp. asserting unsecured claims (disputed)	$190,535.15
1 Proof of Claim against SHC Parent Corp. asserting unsecured claims (disputed)	$149,499.95
4 Proofs of Claim against SpyFire Interactive, LLC asserting unsecured claims (disputed)	$348,012.04
4 Proofs of Claim against Stacked Digital, LLC asserting unsecured claims (disputed)	$1,875,967.99
4 Proofs of Claim against SkyMall Interests, LLC asserting unsecured claims (disputed)	$172,733.70

6           Connexions filed a proof of claim asserting a secured claim of "up to $1,520,000."  This claim appears to assert the same claim as asserted in the application for administrative claim asserted by Connexions (see note 3 above), and the security asserted for the claim is the funds held in escrow pursuant to the MIPA.

7           The Debtors are reviewing the unsecured proofs of claim to, among other things, identify duplicate claims.